                                                                    Exhibit 4.3

                 THE DETROIT EDISON SECURITIZATION FUNDING LLC,

                                     Issuer


                                       and


                              THE BANK OF NEW YORK,

                                     Trustee


                                    INDENTURE


                              Dated as of [ ], 2001



                          Securing Securitization Bonds


                               Issuable in Series
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                                TABLE OF CONTENTS

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                                                  ARTICLE I
                                  Definitions and Incorporation by Reference

SECTION 1.01    Definitions................................................................................     2
SECTION 1.02    Incorporation by Reference of the Trust Indenture Act......................................     2
SECTION 1.03    Rules of Construction......................................................................     3

                                                  ARTICLE II
                                           The Securitization Bonds

SECTION 2.01    Form.......................................................................................     3
SECTION 2.02    Execution, Authentication and Delivery.....................................................     4
SECTION 2.03    Denominations; Securitization Bonds Issuable in Series.....................................     4
SECTION 2.04    Temporary Securitization Bonds.............................................................     5
SECTION 2.05    Registration; Registration of Transfer and Exchange........................................     6
SECTION 2.06    Mutilated, Destroyed, Lost or Stolen Securitization Bonds..................................     7
SECTION 2.07    Persons Deemed Owner.......................................................................     8
SECTION 2.08    Payment of Principal and Interest; Interest on Overdue Principal; Principal and Interest
                Rights Preserved...........................................................................     8
SECTION 2.09    Cancellation...............................................................................    10
SECTION 2.10    Amount; Authentication and Delivery of Securitization Bonds................................    10
SECTION 2.11    Book-Entry Securitization Bonds............................................................    15
SECTION 2.12    Notices to Clearing Agency.................................................................    15
SECTION 2.13    Definitive Securitization Bonds............................................................    16

                                                 ARTICLE III
                                                  Covenants

SECTION 3.01    Payment of Principal and Interest..........................................................    16
SECTION 3.02    Maintenance of Office or Agency............................................................    17
SECTION 3.03    Money for Payments to Be Held in Trust.....................................................    17
SECTION 3.04    Existence..................................................................................    18
SECTION 3.05    Protection of Collateral...................................................................    19
SECTION 3.06    Opinions as to Collateral..................................................................    19
SECTION 3.07    Performance of Obligations.................................................................    20
SECTION 3.08    Negative Covenants.........................................................................    20
SECTION 3.09    Annual Statement as to Compliance..........................................................    20
SECTION 3.10    Issuer May Consolidate, etc., Only on Certain Terms........................................    21
SECTION 3.11    Successor or Transferee....................................................................    22
SECTION 3.12    No Other Business..........................................................................    22
SECTION 3.13    No Borrowing...............................................................................    22
SECTION 3.14    Guarantees, Loans, Advances and Other Liabilities..........................................    22
SECTION 3.15    Capital Expenditures.......................................................................    22
SECTION 3.16    Restricted Payments........................................................................    22

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
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SECTION 3.17    Notice of Events of Default................................................................    23
SECTION 3.18    Inspection.................................................................................    23
SECTION 3.19    Adjusted Overcollateralization Balance Schedules...........................................    23
SECTION 3.20    Sale Agreement, Servicing Agreement and Swap Agreement Covenants...........................    23
SECTION 3.21    Taxes......................................................................................    27

                                                  ARTICLE IV
                                    Satisfaction and Discharge; Defeasance

SECTION 4.01    Satisfaction and Discharge of Indenture; Defeasance........................................    27
SECTION 4.02    Conditions to Defeasance...................................................................    28
SECTION 4.03    Application of Trust Money.................................................................    30
SECTION 4.04    Repayment of Moneys Held by Paying Agent...................................................    30

                                                  ARTICLE V
                                                   Remedies

SECTION 5.01    Events of Default..........................................................................    30
SECTION 5.02    Acceleration of Maturity; Rescission and Annulment.........................................    31
SECTION 5.03    Collection of Indebtedness and Suits for Enforcement by Trustee............................    32
SECTION 5.04    Remedies...................................................................................    34
SECTION 5.05    Optional Preservation of the Collateral....................................................    35
SECTION 5.06    Limitation of Proceedings..................................................................    36
SECTION 5.07    Unconditional Rights of Securitization Bondholders To Receive Principal and Interest.......    36
SECTION 5.08    Restoration of Rights and Remedies.........................................................    37
SECTION 5.09    Rights and Remedies Cumulative.............................................................    37
SECTION 5.10    Delay or Omission Not a Waiver.............................................................    37
SECTION 5.11    Control by Securitization Bondholders......................................................    37
SECTION 5.12    Waiver of Past Defaults....................................................................    38
SECTION 5.13    Undertaking for Costs......................................................................    38
SECTION 5.14    Waiver of Stay or Extension Laws...........................................................    39
SECTION 5.15    Action on Securitization Bonds.............................................................    39

                                                  ARTICLE VI
                                                 The Trustee

SECTION 6.01    Duties and Liabilities of Trustee..........................................................    39
SECTION 6.02    Rights of Trustee..........................................................................    40
SECTION 6.03    Individual Rights of Trustee...............................................................    41
SECTION 6.04    Trustee's Disclaimer.......................................................................    41
SECTION 6.05    Notice of Defaults.........................................................................    41
SECTION 6.06    Reports by Trustee to Holders..............................................................    41
SECTION 6.07    Compensation and Indemnity.................................................................    42
SECTION 6.08    Replacement of Trustee.....................................................................    43
SECTION 6.09    Successor Trustee by Merger................................................................    44

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SECTION 6.10    Appointment of Co-Trustee or Separate Trustee..............................................    44
SECTION 6.11    Eligibility; Disqualification..............................................................    45
SECTION 6.12    Preferential Collection of Claims Against Issuer...........................................    46
SECTION 6.13    Representations and Warranties of the Trustee..............................................    46

                                                 ARTICLE VII
                                Securitization Bondholders' Lists and Reports

SECTION 7.01    Issuer to Furnish Trustee Names and Addresses of Securitization Bondholders................    46
SECTION 7.02    Preservation of Information; Communications to Securitization Bondholders..................    46
SECTION 7.03    Reports by Issuer..........................................................................    47
SECTION 7.04    Reports by Trustee.........................................................................    47
SECTION 7.05    Provision of Servicer Reports..............................................................    47

                                                 ARTICLE VIII
                                     Accounts, Disbursements and Releases

SECTION 8.01    Collection of Money........................................................................    48
SECTION 8.02    Collection Account.........................................................................    48
SECTION 8.03    Release of Collateral......................................................................    54
SECTION 8.04    Issuer Opinion of Counsel..................................................................    55
SECTION 8.05    Reports by Independent Accountants.........................................................    55

                                                  ARTICLE IX
                                           Supplemental Indentures

SECTION 9.01    Supplemental Indentures Without Consent of Securitization Bondholders......................    55
SECTION 9.02    Supplemental Indentures with Consent of Securitization Bondholders.........................    57
SECTION 9.03    Execution of Supplemental Indentures.......................................................    59
SECTION 9.04    Effect of Supplemental Indenture...........................................................    59
SECTION 9.05    Conformity with Trust Indenture Act........................................................    59
SECTION 9.06    Reference in Securitization Bonds to Supplemental Indentures...............................    59

                                                  ARTICLE X
                                      Redemption of Securitization Bonds

SECTION 10.01   Optional Redemption by Issuer..............................................................    60
SECTION 10.02   Mandatory Redemption by Issuer.............................................................    60
SECTION 10.03   Form of Redemption Notice..................................................................    60
SECTION 10.04   Payment of Redemption Price................................................................    61

                                                  ARTICLE XI
                                                Miscellaneous

SECTION 11.01   Compliance Certificates and Opinions, etc..................................................    61


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SECTION 11.02   Form of Documents Delivered to Trustee.....................................................    62
SECTION 11.03   Acts of Securitization Bondholders.........................................................    63
SECTION 11.04   Notices, etc., to Trustee, Issuer and Rating Agencies......................................    63
SECTION 11.05   Notices to Securitization Bondholders; Waiver..............................................    64
SECTION 11.06   Notices to Luxembourg Stock Exchange.......................................................    64
SECTION 11.07   Alternate Payment and Notice Provisions....................................................    65
SECTION 11.08   Conflict with Trust Indenture Act..........................................................    65
SECTION 11.09   Effect of Headings and Table of Contents...................................................    65
SECTION 11.10   Successors and Assigns.....................................................................    65
SECTION 11.11   Severability...............................................................................    66
SECTION 11.12   Benefits of Indenture......................................................................    66
SECTION 11.13   Legal Holidays.............................................................................    66
SECTION 11.14   GOVERNING LAW..............................................................................    66
SECTION 11.15   Counterparts...............................................................................    66
SECTION 11.16   Issuer Obligation..........................................................................    66
SECTION 11.17   No Petition................................................................................    66



APPENDIX A      MASTER DEFINITIONS
SCHEDULE I      SCHEDULED OVERCOLLATERALIZATION LEVELS

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                  INDENTURE, dated as of [           ], 2001, by and between THE
DETROIT EDISON SECURITIZATION FUNDING LLC, a Michigan limited liability company, as Issuer, and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee for the benefit of the Holders of the Securitization Bonds and as agent for itself and any Swap Counterparty (collectively, the "Trustee").

                  The Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more Series of Securitization Bonds, issuable as provided in this Indenture. Each such Series of Securitization Bonds will be issued only under a separate Series Supplement to this Indenture duly executed and delivered by the Issuer and the Trustee. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, each for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and each intending to be legally bound hereby.

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Trustee as trustee for the benefit of (i) the Holders of the Securitization Bonds from time to time issued and Outstanding, (ii) the Trustee and (iii) any Swap Counterparty a security interest in all of the Issuer's right, title and interest whether now owned or hereafter acquired, in, to and under: (a) all Securitization Property transferred by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof; (b) the Sale Agreement; (c) all Bills of Sale delivered by the Seller pursuant to the Sale Agreement; (d) the Servicing Agreement; (e) the Administration Agreement; (f) any Interest Rate Swap Agreement; (g) the Collection Account and all subaccounts thereof (including the General Subaccount, each Series Overcollateralization Subaccount, each Series Capital Subaccount, the Reserve Subaccount, each Series Subaccount, any Class Subaccount and any Defeasance Subaccount) and all cash, securities, instruments, investment property or other assets deposited in or credited to the Collection Account or any subaccount thereof from time to time or purchased with funds therefrom; (h) all investment property and all other property of whatever kind owned from time to time by the Issuer other than: (w) any cash released to any Swap Counterparty by the Trustee from the related Class Subaccount pursuant to
Section 8.02(d) and any Interest Rate Swap Agreement, (x) any payment received by the Issuer pursuant to any hedge arrangement and (y) the proceeds from the sale of the Securitization Bonds used to pay (1) the costs of issuance of the Securitization Bonds and the Issuer's "up-front other qualified costs" (as such term is used in the Financing Order) and (2) the purchase price of the Securitization Property paid pursuant to the Sale Agreement; (i) all accounts and general intangibles, (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and (k) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of, or are included in the proceeds of, any of the foregoing (collectively, the "Collateral").
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                  Alternatively, if but only if, contrary to the agreement of the parties and the Financing Order, any transfer of any Securitization Property from the Seller to the Issuer referred to in clause (a) in the preceding paragraph is determined by a court not to be a true sale as contemplated by the Statute, then the Issuer for and on behalf of Detroit Edison as its agent, hereby Grants (the "Alternative Grant") to the Trustee as trustee for the benefit of (A) the Holders of the Securitization Bonds from time to time issued and Outstanding, (B) the Trustee and (C) any Swap Counterparty a security interest in all of Detroit Edison's right, title and interest whether now owned or hereafter acquired, in, to and under the Securitization Property, including under any Michigan UCC financing statements filed with respect to this Alternative Grant, and (iii) the term "Collateral" as defined in this Indenture shall include the Alternative Grant.

                  Such Grants are made to the Trustee to have and to hold in trust to secure the payment of principal of, and interest on, and any other amounts owing in respect of, the Securitization Bonds and all fees, expenses, counsel fees and other amounts due and owing to the Trustee and, to the extent provided in any Series Supplement, any amounts due and owing to any Swap Counterparty (collectively, the "Secured Obligations") equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in this Indenture and to secure performance by the Issuer of all of the Issuer's obligations under this Indenture with respect to the Securitization Bonds, all as provided in this Indenture.

                  The Trustee, as trustee on behalf of the Holders of the Securitization Bonds, and acting on behalf of itself and any Swap Counterparty, acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01 DEFINITIONS. Capitalized terms used but not otherwise defined in this Indenture have the respective meanings set forth in Appendix A hereto unless the context otherwise requires.

                  SECTION 1.02 INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Each of the following TIA terms used in this Indenture has the following meaning:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Securitization Bonds.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.


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All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                  SECTION 1.03 RULES OF CONSTRUCTION. (a) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (b) "including" means including without limitation;

                  (c) with respect to terms defined in Appendix A hereto, words in the singular include the plural and words in the plural include the singular;

                  (d) unless otherwise specified, references herein to Sections or Articles are to Sections or Articles of this Indenture; and

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                            THE SECURITIZATION BONDS

                  SECTION 2.01 FORM. (a) The Securitization Bonds and the Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A to the related Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Managers of the Issuer executing such Securitization Bonds, as evidenced by their execution of such Securitization Bonds. Any portion of the text of any Securitization Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Securitization Bond. Each Securitization Bond shall be dated the date of its authentication.

                  (b) The Securitization Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Managers of the Issuer executing such Securitization Bonds, as evidenced by their execution of such Securitization Bonds.

                  (c) Each Securitization Bond shall bear upon its face the designation so selected for the Series and Class, if any, to which it belongs. The terms of all Securitization Bonds of the same Series shall be the same, unless such Series is comprised of one or more Classes, in which case the terms of all Securitization Bonds of the same Class shall be the same.

                  (d) Each Securitization Bond shall state that Section 10n(2) of the Statute provides the following pledge by the State of Michigan:


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                   The state pledges, for the benefit and protection of the
                   financing parties and the electric utility, that it will not take or permit any action that would impair the value of securitization property, reduce or alter, except as allowed under [the Statute in connection with adjusting the securitization charge], or impair the securitization charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related securitization bonds have been paid and performed in full. Any party issuing securitization bonds is authorized to include this pledge in any documentation relating to those bonds.

The above-referenced pledge by the State of Michigan is hereby incorporated into this Indenture.

                  SECTION 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. (a) The Securitization Bonds shall be executed on behalf of the Issuer by a Manager. The signature of any such Manager on the Securitization Bonds may be manual or facsimile.

                  (b) Securitization Bonds bearing the manual or facsimile signature of individuals who were at any time Managers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securitization Bonds.

                  (c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securitization Bonds executed on behalf of the Issuer to the Trustee pursuant to an Issuer Order for authentication; and the Trustee shall authenticate and deliver such Securitization Bond as in this Indenture provided and not otherwise.

                  (d) No Securitization Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Securitization Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Securitization Bond shall be conclusive evidence, and the only evidence, that such Securitization Bond has been duly authenticated and delivered hereunder.

                  (e) To the extent any of the Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, a transfer or other agent appointed pursuant to Section 3.02(b) shall be authorized on behalf of the Trustee to execute and deliver such certificate of authentication.

                  SECTION 2.03 DENOMINATIONS; SECURITIZATION BONDS ISSUABLE IN SERIES. (a) The Securitization Bonds of each Series shall be issuable as registered Securitization Bonds in the Authorized Denominations specified in the Series Supplement therefor.

                  (b) The Securitization Bonds may, at the election of and as authorized by a Manager and set forth in a Series Supplement, be issued in one or more Series (each of which may be comprised of one or more Classes), and shall be designated generally as the "Securitization Bonds" of the Issuer, with such further particular designations added or

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incorporated in such title for the Securitization Bonds of any particular Series or Class as a Manager of the Issuer may determine and be set forth in the Series Supplement therefor.

                  (c) Each Series of Securitization Bonds shall be created by a Series Supplement authorized by a Manager and establishing the terms and provisions of such Series and, if applicable, any Classes thereof. The several Series and any Classes thereof may differ as between Series and Classes, in respect of any of the following matters:

                  (i) designation of the Series and each Class thereof;

                  (ii) the aggregate initial principal amount of the Securitization Bonds of the Series and each Class thereof;

                  (iii) the Interest Rate of the Series and each Class thereof or the formula, if any, used to calculate the applicable Interest Rate or Interest Rates for the Series and each Class thereof;

                  (iv) the Payment Dates of the Series and each Class thereof;

                  (v) the Expected Final Payment Date of the Series and each Class thereof;

                  (vi) the Final Maturity Date of the Series and each Class thereof;

                  (vii) the Series Issuance Date of the Series;

                  (viii) the place or places for payments with respect to the Series and each Class thereof;

                  (ix) the Authorized Denominations for the Series and each Class thereof;

                  (x) the provisions, if any, for redemption by the Issuer of the Series and each Class thereof;

                  (xi) the Expected Amortization Schedule for the Series and each Class thereof;

                  (xii) the Overcollateralization Amount with respect to the Series;

                  (xiii) the Required Capital Amount with respect to the Series;

                  (xiv) the effective date of any Periodic Adjustment for the Series;

                  (xv) the credit enhancement, if any, applicable to the Series and each Class thereof; and

                  (xvi) any other terms of the Series or each Class that are not inconsistent with the provisions of this Indenture.


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                  SECTION 2.04 TEMPORARY SECURITIZATION BONDS. (a) Pending the
preparation of definitive Securitization Bonds pursuant to Section 2.13 or, in the case of Securitization Bonds held in a book-entry only system by a Clearing Agency, a Manager on behalf of the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Securitization Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Securitization Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the Manager executing such Securitization Bonds may determine, as evidenced by their execution of such Securitization Bonds.

                  (b) If temporary Securitization Bonds are issued, the Issuer will cause definitive Securitization Bonds to be prepared without unreasonable delay except where temporary Securitization Bonds are held by a Clearing Agency. After the preparation of definitive Securitization Bonds, the temporary Securitization Bonds shall be exchangeable for definitive Securitization Bonds upon surrender of the temporary Securitization Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to any Holder. Upon surrender for cancellation of any one or more temporary Securitization Bonds, a Manager on behalf of the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Series (and if applicable, Class) and aggregate initial principal amount of definitive Securitization Bonds in Authorized Denominations. Until so exchanged, the temporary Securitization Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Securitization Bonds.

                  SECTION 2.05 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. (a) The Issuer shall cause to be kept a register (the "Securitization Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securitization Bonds and the registration of transfers of Securitization Bonds. The Trustee shall be the registrar (the Trustee or any successor thereof in such capacity, the "Securitization Bond Registrar") for the purpose of registering Securitization Bonds and transfers of Securitization Bonds as herein provided. Upon any resignation of any Securitization Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Securitization Bond Registrar.

                  (b) If a Person other than the Trustee is appointed by the Issuer as Securitization Bond Registrar, the Issuer shall give the Trustee and any transfer, paying or listing agent of the Issuer appointed pursuant to
Section 3.02(b) prompt written notice of the appointment of such Securitization Bond Registrar and of the location, and any change in the location, of the Securitization Bond Register; the Trustee and any such agent shall have the right to inspect the Securitization Bond Register at all reasonable times and to obtain copies thereof; and the Trustee and any such agent shall have the right to rely upon a certificate executed on behalf of the Securitization Bond Registrar by a duly authorized officer thereof as to the names and addresses of the Holders of the Securitization Bonds and the original and Outstanding principal amounts and number of such Securitization Bonds (separately stated by Series and, if applicable, Class).

                  (c) Upon surrender for registration of transfer of any Securitization Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, a Manager on behalf of the Issuer shall execute, and the Trustee shall authenticate and the Securitization Bondholder

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
shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Securitization Bonds in any Authorized Denominations, of a like Series (and, if applicable, Class) and aggregate initial principal amount.

                  (d) At the option of the Holder, Securitization Bonds may be exchanged for other Securitization Bonds of a like Series (and, if applicable, Class) and aggregate initial principal amount in Authorized Denominations, upon surrender of the Securitization Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any Securitization Bonds are so surrendered for exchange, a Manager on behalf of the Issuer shall execute, and the Trustee shall authenticate and the Securitization Bondholder shall obtain from the Trustee, the Securitization Bonds which the Securitization Bondholder making the exchange is entitled to receive.

                  (e) All Securitization Bonds issued upon any registration of transfer or exchange of Securitization Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securitization Bonds surrendered upon such registration of transfer or exchange.

                  (f) Every Securitization Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution in the form set forth in such Securitization Bond.

                  (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Securitization Bonds (except as may be required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Securitization Bonds listed thereon), but, other than in respect of exchanges pursuant to Sections 2.04 or 9.06 not involving any transfer, the Issuer may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securitization Bonds, including the fees and expenses of the Trustee.

                  (h) The preceding provisions of this Section 2.05 notwithstanding, except to the extent otherwise required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Securitization Bonds listed thereon, the Issuer shall not be required to make, and the Securitization Bond Registrar need not register, transfers or exchanges of Securitization Bonds selected for redemption or transfers or exchanges from and including the Record Date preceding the date on which final payment of principal is to be made with respect to such Securitization Bond.

                  SECTION 2.06 MUTILATED, DESTROYED, LOST OR STOLEN SECURITIZATION BONDS. (a) If (i) any mutilated Securitization Bond is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Securitization Bond, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Securitization Bond Registrar or the Trustee that such Securitization Bond has been acquired by a protected purchaser, a Manager on behalf of the Issuer shall execute, and upon a Manager's request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Securitization Bond, a replacement Securitization Bond of like Series (and, if applicable, Class), tenor and initial principal amount in Authorized Denominations, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Securitization Bond, but not a mutilated Securitization Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Securitization Bond, the Issuer may pay such destroyed, lost or stolen Securitization Bond when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Securitization Bond or payment of a destroyed, lost or stolen Securitization Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Securitization Bond in lieu of which such replacement Securitization Bond was issued presents for payment such original Securitization Bond, the Issuer and the Trustee shall be entitled to recover such replacement Securitization Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Securitization Bond from such Person to whom such replacement Securitization Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

                  (b) Every replacement Securitization Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Securitization Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Securitization Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securitization Bonds duly issued hereunder.

                  (c) The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securitization Bonds.

                  SECTION 2.07 PERSONS DEEMED OWNER. Prior to due presentment for registration of transfer of any Securitization Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Securitization Bond is registered (as of the day of determination) as the owner of such Securitization Bond for the purpose of receiving payments of principal of and interest on such Securitization Bond and for all other purposes whatsoever, whether or not such Securitization Bond be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.08 PAYMENT OF PRINCIPAL AND INTEREST; INTEREST ON OVERDUE PRINCIPAL; PRINCIPAL AND INTEREST RIGHTS PRESERVED. (a) The Securitization Bonds shall accrue interest as provided in the form of Securitization Bond attached to the Series Supplement for such Securitization Bonds, at the applicable Interest Rate specified therein, and such interest shall be payable on each Payment Date as specified therein. Any instalment of interest or principal payable on any Securitization Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Securitization Bond (or one or more Predecessor Securitization Bonds) is registered on the Record Date for such Payment Date, in the manner specified in the related Series Supplement, and if not specified therein, either (i) by check mailed first-class, postage prepaid to such Person's address as it appears on the Securitization Bond Register on such Record Date or (ii) with respect to Securitization Bonds registered on a Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made in accordance with the DTC Agreement, except for the final instalment of principal payable with respect to such Securitization Bond on a Payment Date, which shall be payable as provided in clause (b) below. The funds represented by any such checks or other amounts returned undelivered shall be held in accordance with
Section 3.03.

                  (b) The principal of each Securitization Bond of each Series (and, if applicable, Class) shall be payable in instalments on each Payment Date specified in the Expected Amortization Schedule included in the form of Securitization Bond attached to the Series Supplement for such Securitization Bonds, but only to the extent that moneys are available for such payment pursuant to Section 8.02 provided that instalments of principal not paid when scheduled to be paid shall be paid upon receipt of moneys available for such purpose, in the order set forth in the applicable Expected Amortization Schedule. Failure to pay in accordance with such Expected Amortization Schedule because moneys are not so available pursuant to Section 8.02; to make such payments shall not constitute a Default or Event of Default under this Indenture. Notwithstanding the foregoing, the entire Outstanding principal amount of the Securitization Bonds of any Series or Class shall be due and payable, if not previously paid, either: (i) on the Final Maturity Date therefor, (ii) on the date on which the Securitization Bonds of all Series have been declared immediately due and payable in accordance with Section 5.02 or
(iii) on the Redemption Date, if any, therefor. The Trustee shall notify the Person in whose name a Securitization Bond is registered, and any other Person required under the relevant Series Supplement, at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final instalment of principal of and interest on such Securitization Bond will be paid. Such notice shall be mailed no later than ten (10) days prior to such final Payment Date and shall specify that such final instalment of principal will be payable only upon presentation and surrender of such Securitization Bond and shall specify the place where such Securitization Bond may be presented and surrendered for payment of such instalment, which, so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange, shall include the office of the paying agent in Luxembourg appointed pursuant to Section 3.02(b). The Trustee shall also arrange for such notice to be published in an Authorized Newspaper, not later than the fifth day of the month of the expected payment of such final instalment. Notices in connection with redemptions of Securitization Bonds also shall be mailed to Securitization Bondholders as provided in Section 10.03.

                  (c) If the Issuer defaults in a payment of interest on the Securitization Bonds of any Series, or in a default of any amount payable to any Swap Counterparty, the Issuer shall pay defaulted interest, plus interest on such defaulted interest at the applicable Interest Rate in any lawful manner (subject to the availability of such amounts in the related Class Subaccount, in the case of interest owed with respect to any Securitization Bonds which have a floating rate of interest). The Issuer may pay such defaulted interest to the Persons who are Securitization Bondholders and to any Swap Counterparty, as applicable, at the rate specified in the related Series Supplement or Interest Rate Swap Agreement, respectively, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least fifteen

(15) days before any such special record date, the Issuer shall mail to each affected Securitization Bondholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.09 CANCELLATION. All Securitization Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Securitization Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securitization Bonds so delivered shall be promptly canceled by the Trustee. No Securitization Bonds shall be authenticated in lieu of or in exchange for any Securitization Bonds canceled as provided in this
Section 2.09, except as expressly permitted by this Indenture. All canceled Securitization Bonds may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Securitization Bonds have not been previously disposed of by the Trustee.

                  SECTION 2.10 AMOUNT; AUTHENTICATION AND DELIVERY OF SECURITIZATION BONDS. (a) The aggregate principal amount of Securitization Bonds that may be authenticated and delivered under this Indenture shall not exceed $1,774,202,000 plus the amount of any Refunding Issuance. The Issuer may issue Securitization Bonds of a new Series as a Financing Issuance or a Refunding Issuance.

                  (b) Securitization Bonds of a new Series may from time to time be executed by a Manager on behalf of the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon delivery by the Issuer, at the Issuer's expense, to the Trustee of the following:

                  (i) Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Securitization Bonds by the Trustee and specifying the principal amount of Securitization Bonds to be authenticated.

                  (ii) Authorizing Certificate. A certified resolution of the Managers authorizing the execution and delivery of the Series Supplement for the Securitization Bonds applied for and the execution, authentication and delivery of such Securitization Bonds.

                  (iii) Series Supplement. A Series Supplement for the Series of Securitization Bonds being issued, which shall set forth the provisions and form of the Securitization Bonds of such Series (and, if applicable, each Class thereof).

                  (iv) Certificates of the Issuer and the Seller.

                           (A) An Issuer Officer's Certificate dated as of the
                  Series Issuance Date, stating:

                                (1) that no Default has occurred and is
                         continuing under this Indenture and that the issuance of the Securitization Bonds being issued will not result in any Default;

                                (2) that the Issuer has not assigned any
                         interest or participation in the Collateral except for the Grant contained in this Indenture; that the Issuer has the power and authority to Grant the Collateral to the Trustee as security hereunder; and that the Issuer, subject to the terms of this Indenture, has Granted to the Trustee a perfected security interest in all right, title and interest in, to and under the Collateral free and clear of any Lien, except the Lien of this Indenture;

                                (3) that the Issuer has appointed the firm of
                         independent certified public accountants as contemplated in Section 8.05;

                                (4) that attached thereto are duly executed,
                         true and complete copies of the Sale Agreement and the Servicing Agreement;

                                (5) that all financing statements with respect
                         to the Collateral which are required to be filed under the Michigan UCC or the uniform commercial code of any other jurisdiction by the terms of the Sale Agreement, the Servicing Agreement or this Indenture have been filed as required; and

                                (6) that all conditions precedent provided in
                         this Indenture relating to the authentication and delivery of the Securitization Bonds have been complied with.

                           (B) An Officer's Certificate from the Seller, dated
                  as of the Series Issuance Date, to the effect that, in the case of the Securitization Property to be transferred to the Issuer on such date, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement:

                                (1) the Seller was the sole owner of such
                         Securitization Property and such ownership interest was perfected; such Securitization Property will be validly transferred and sold to the Issuer free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture) and such transfer will be perfected; the Seller has the power and authority to own, sell and assign such Securitization Property to the Issuer; the Seller has duly authorized such sale and assignment to the Issuer; and the Seller has its chief executive office in the State of Michigan; and

                                (2) the attached copy of the Financing Order
                         creating such Securitization Property is true and correct and is in full force and effect.

                   (v) Issuer Opinion of Counsel. An Issuer Opinion of Counsel, portions of which may be delivered by counsel for the Issuer and portions of which may be delivered by counsel for the Seller and/or the Servicer, dated as of the Series Issuance

Date, subject to qualifications acceptable to the Trustee, to the collective effect that:

                           (A) the Issuer has the power and authority to execute
                  and deliver the Series Supplement and this Indenture and to issue the Securitization Bonds being issued, each of the Series Supplement and this Indenture and such Securitization Bonds have been duly authorized, executed and delivered, and the Issuer is validly existing as a limited liability company under the laws of the jurisdiction of its organization;

                           (B) no authorization, approval or consent of any
                  governmental body is required for the valid issuance, authentication or delivery of such Securitization Bonds, except for any such authorization, approval or consent as has already been obtained and such registrations as are required under the Blue Sky and securities laws of any state;

                           (C) the Securitization Bonds being issued, when
                  executed and authenticated in accordance with the provisions of this Indenture and delivered, will constitute valid and binding obligations of the Issuer entitled to the benefits of this Indenture and the related Series Supplement;

                           (D) the Financing Order is final and non-appealable;

                           (E) this Indenture (including the related Series
                  Supplement), the Sale Agreement and the Servicing Agreement are valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (F) the Sale Agreement is a valid and binding
                  agreement of the Seller, enforceable against the Seller in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                           (G) the Servicing Agreement is a valid and binding
                  agreement of the Servicer, enforceable against the Servicer in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                           (H) upon the delivery of a fully executed Bill of
                  Sale to the Issuer pursuant to Section 2.02(a) of the Sale Agreement in connection with the issuance of Securitization Bonds being issued and the payment of the purchase price of the related Securitization Property by the Issuer to the Seller pursuant to such Bill of Sale and the Sale Agreement, and the filing of the related financing statement in accordance with the Michigan UCC, then pursuant to the Statute (1) the transfer of the Securitization Property by the Seller to the Issuer pursuant to such Bill of Sale and the Sale Agreement constitutes a sale by the Seller of all of its right, title and interest in, to and under such Securitization Property to the Issuer and will constitute a sale or other absolute transfer of such Securitization Property, (2) such transfer is perfected against any third party and (3) such transfer has priority over any other transfer by the Seller of any interest in the Securitization Property;

                           (I) upon the Issuer's receipt of the net proceeds of
                  any Securitization Bonds issued hereunder, with respect to the Collateral,

                                 (1) this Indenture creates in favor of the
                          Trustee, to secure payment of the Secured Obligations, a valid security interest in the rights of the Issuer in, to and under that portion of the Collateral subject to Article 9 of the Michigan UCC, including the Securitization Property (the "Article 9 Collateral"),

                                 (2) upon filing of the related financing
                          statement in accordance with the Michigan UCC and the Statute, such security interest will be perfected in the Securitization Property and in each other item of the Article 9 Collateral to the extent a security interest can be perfected by filing a UCC financing statement under the Michigan UCC and the Statute, and

                                 (3) no interest of any other creditor of the
                          Issuer is equal or prior to the security interest of the Trustee in the Article 9 Collateral;

                           (J) upon the Issuer's receipt of the net proceeds of
                  any Securitization Bonds issued hereunder, with respect to the Collateral,

                                 (1) this Indenture creates in favor of the
                  Trustee, to secure payment of the Secured Obligations, a valid security interest in the rights, if any, of the Issuer in, to the Securitization Property,

                                 (2) upon filing of the related financing
                  statement in accordance with the Michigan UCC and the Statute, such security interest will be perfected in the Securitization Property to the extent a security interest can be perfected by filing a UCC financing statement under the Michigan UCC and the Statute, and

                                 (3) no interest of any other creditor of the
                  Seller is equal or prior to the security interest of the Trustee in the Securitization Property;

                           (K) this Indenture has been duly qualified under the
                  Trust Indenture Act and either the Series Supplement for the Securitization Bonds applied for has been duly qualified under the Trust Indenture Act or no such qualification of such Series Supplement is necessary;

                           (L) all instruments required to be delivered
                  hereunder and furnished to the Trustee conform to the requirements of this Indenture, and constitute all of the documents required to be delivered hereunder, in order for the Trustee to authenticate and deliver the Securitization Bonds being issued, and all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securitization Bonds (unless waived in writing by the Trustee) have been complied with;

                           (M) either

                                 (1) the registration statement covering the
                          Securitization Bonds is effective under the Securities Act of 1933, as amended, and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of such registration statement has been issued under the Securities Act of 1933, as amended, nor have proceedings therefor been instituted or threatened by the Commission, or

                                 (2) the Securitization Bonds are exempt from
                          the registration requirements under the Securities Act of 1933, as amended;

                           (N) this Indenture (including the related Series
                  Supplement) has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms;

                           (O) the Sale Agreement and the Servicing Agreement
                  have been duly authorized, executed and delivered by each of the parties thereto; and

                           (P) the Issuer is not now and, following the issuance
                  of the Securitization Bonds will not be, required to be registered under the Investment Company Act of 1940, as amended.

                      (vi) Accountant's Certificate or Opinion. A letter addressed to the Issuer and the Trustee, of a firm of Independent certified public accountants of recognized national reputation to the effect that (A) such accountants are Independent with respect to the Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (B) with respect to the Collateral, they have made certain specified recalculations of calculations and information provided by the Issuer for the purpose of determining that, based on certain specified assumptions used in calculating the SB Charge with respect to the related Securitization Property, as of the Series Issuance Date for such Series, the SB Charge will be sufficient to pay (1) assumed Operating Expenses when incurred, plus (2) any amounts due under any Interest Rate Swap Agreement when due, plus (3) the Overcollateralization Amount for such Series set forth in the Final Prospectus (as such term is defined in the Underwriting Agreement), plus (4) interest on the Securitization Bonds at their respective Interest Rates when due as set forth in the Final Prospectus, plus (5) principal of the Securitization Bonds in accordance with the Expected Amortization Schedule set forth in the Final Prospectus, and found such calculations to be mathematically correct.

                      (vii) Required Capital Amount. Evidence satisfactory to the Trustee that the Required Capital Amount for such Series has been credited to the Capital Subaccount for such Series.

                      (viii) Rating Agency Approval. Written notice from each Rating Agency that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

                      (ix) Bill of Sale. If the issuance of an additional Series of Securitization Bonds is a Financing Issuance, the Bill of Sale delivered to the Issuer under the Sale Agreement with respect to the Securitization Property being purchased with the proceeds of such Financing Issuance.

                      (x) Moneys for Refunding. If the issuance of a Series of Securitization Bonds is a Refunding Issuance, the amount of money necessary to pay the outstanding principal balance of and interest on the Securitization Bonds being refunded to the Redemption Date for the Securitization Bonds being refunded upon redemption, such money to be deposited into a separate account with the Trustee.

                   SECTION 2.11 BOOK-ENTRY SECURITIZATION BONDS. Unless otherwise specified in the related Series Supplement, each Series of Securitization Bonds, upon original issuance, will be issued in the form of a typewritten Securitization Bond or Securitization Bonds representing the Book-Entry Securitization Bonds, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer pursuant to the DTC Agreement. Such Securitization Bond shall initially be registered on the Securitization Bond Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Securitization Bond Owner will receive a definitive Securitization Bond representing such Securitization Bond Owner's interest in such Securitization Bond, except as provided in Section 2.13. Unless and until definitive, fully registered Securitization Bonds (the "Definitive Securitization Bonds") have been issued to Securitization Bondholders pursuant to Section 2.13:

                   (a) the provisions of this Section 2.11 shall be in full force and effect;

                   (b) the Issuer, Securitization Bond Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Securitization Bonds and the giving of instructions or directions hereunder) as the sole Holder of the Securitization Bonds, and shall have no obligation to the Securitization Bond Owners;

                   (c) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                   (d) the rights of Securitization Bond Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Securitization Bond Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the DTC Agreement, unless and until Definitive Securitization Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Securitization Bonds to such Clearing Agency Participants; and

                   (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Securitization Bonds evidencing a specified percentage of the Outstanding Amount of the Securitization Bonds or a Series or Class thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Securitization Bond Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Securitization Bonds or such Series or Class and has delivered such instructions to the Trustee.

                   SECTION 2.12 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Securitization Bondholders is required under this Indenture, unless and until Definitive Securitization Bonds shall have been issued to Securitization Bond Owners pursuant to Section 2.13, the Trustee shall give all such notices and communications specified herein to be given to Securitization Bondholders to the Clearing Agency, and shall have no obligation to the Securitization Bond Owners.

                   SECTION 2.13 DEFINITIVE SECURITIZATION BONDS. (a) If (i) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository with respect to any Series or Class of Securitization Bonds and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of Securitization Bonds or
(iii) after the occurrence of an Event of Default, Securitization Bond Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Securitization Bonds of all Series advise the Trustee through the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Securitization Bond Owners, then the Clearing Agency shall notify all affected Securitization Bond Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Securitization Bonds to affected Securitization Bond Owners requesting the same. Upon surrender to the Trustee of the typewritten Securitization Bond or Securitization Bonds representing the Book-Entry Securitization Bonds by the Clearing Agency, accompanied by registration instructions, a Manager on behalf of the Issuer shall execute and the Trustee shall authenticate the Definitive Securitization Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Securitization Bond Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Definitive Securitization Bonds listed on the Luxembourg Stock Exchange shall be made available to the Securitization Bond Owners through the office of the transfer agent appointed pursuant to Section 3.02(b). Upon the issuance of Definitive Securitization Bonds, the Trustee shall recognize the Holders of the Definitive Securitization Bonds as Securitization Bondholders.

                   (b) Definitive Securitization Bonds will be transferable and exchangeable at the offices of the Securitization Bond Registrar or, with respect to any Securitization Bonds listed on the Luxembourg Stock Exchange, at the offices of the transfer agent appointed pursuant to Section 3.02(b). With respect to any transfer of such listed Securitization Bonds, the new Definitive Securitization Bonds registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.

                                  ARTICLE III

                                    COVENANTS

                   SECTION 3.01 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer will duly and punctually pay the principal of and interest on the Securitization Bonds in accordance with the terms of the Securitization Bonds and this Indenture; provided that except on the Final Maturity Date or the Redemption Date for a Series or Class of Securitization Bonds or upon the acceleration of the Securitization Bonds pursuant to Section 5.02, the Issuer shall only be obligated to pay the principal of such Securitization Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section
8.02. Amounts properly withheld under the Code by any Person from a payment to any Securitization Bondholder of interest or principal shall be considered as having been paid by the Issuer to such Securitization Bondholder for all purposes of this Indenture.

                   SECTION 3.02 MAINTENANCE OF OFFICE OR AGENCY. (a) The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securitization Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Securitization Bonds and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee and any agent appointed pursuant to clause (b) below of the location and identity, and of any change in the location or identity, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee and each such agent with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

                   (b) To the extent any of the Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, (i) the Issuer will maintain in Luxembourg (A) an office and a transfer agent where Securitization Bonds may be surrendered for registration of transfer or exchange, (B) an office and a listing agent where notices and demands to or upon the Issuer in respect of the Securitization Bonds and this Indenture may be served, and (C) an office and a paying agent where payments in respect of the Securitization Bonds may be made and (ii) any reference in this Indenture to the office or agency of the Issuer referenced in Section 3.02(a) or 3.02(b) shall also refer to such offices, and the transfer, listing and paying agents, of the Issuer in Luxembourg, as applicable. The Issuer shall give the Trustee and any other agent appointed under this Section 3.02(b) prompt written notice of the location and identity, and of any change in the location or identity, of any such office or agency.

                   SECTION 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST. (a) As provided in Section 8.02(a), all payments of principal of and interest on the Securitization Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(e), or Section 4.03 shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Securitization Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and in
Section 8.02.

                   (b) The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

                       (i) hold all sums held by it for the payment of principal of or interest on the Securitization Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                       (ii) give the Trustee notice of any Default by the Issuer (or any other obligor upon the Securitization Bonds) of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Securitization Bonds;

                       (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                       (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by the Paying Agent in trust for the payment of Securitization Bonds if at any time the Paying Agent ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                       (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Securitization Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                   (c) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                   (d) Subject to applicable laws with respect to abandoned property, any money held by the Trustee or any Paying Agent in trust for the payment of any amount of principal of or interest on any Securitization Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer; and the Holder of such Securitization Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Securitization Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

                   SECTION 3.04 EXISTENCE. Subject to Section 3.10, the Issuer shall keep in full effect its existence, rights and franchises as a statutory limited liability company under the laws of the State of Michigan (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Securitization Bonds, the Collateral and each other instrument or agreement included therein.

                   SECTION 3.05 PROTECTION OF COLLATERAL. (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such filings, financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action, necessary or advisable to:

                       (i) maintain and preserve the Grants, Lien and security interest (and the perfection thereof) of this Indenture or carry out more effectively the purposes hereof;

                       (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                       (iii) enforce any of the Collateral, including any Interest Rate Swap Agreement;

                       (iv) preserve and defend title to the Collateral and the rights of the Trustee and the Securitization Bondholders in the Collateral against the claims of all Persons and parties; or

                       (v) pay any and all taxes levied or assessed upon all or any part of the Collateral.

                   (b) The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any filing with the MPSC, financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section 3.05.

                   SECTION 3.06 OPINIONS AS TO COLLATERAL. (a) On or before March 31 in each calendar year, while any Series is Outstanding, commencing March 31, 2002, the Issuer shall furnish to the Trustee an Issuer Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing pursuant to the

Michigan UCC of financing statements and continuation statements as is necessary to maintain the Lien and security interest, and the first priority thereof, created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and security interest, and the priority thereof. Such Issuer Opinion of Counsel shall also describe the execution and filing of any filings pursuant to the Michigan UCC of financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the Lien and security interest of this Indenture until March 31 in the following calendar year.

                   (b) Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Trustee an Issuer Opinion of Counsel either (i) stating that, in the opinion of such counsel, all filings, including filings pursuant to the Michigan UCC, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Securitization Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                   SECTION 3.07 PERFORMANCE OF OBLIGATIONS. (a) The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) shall not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Sale Agreement, the Servicing Agreement, any Interest Rate Swap Agreement or any other Basic Document.

                   (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Issuer Officer's Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

                   (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in the Sale Agreement, the Servicing Agreement, any Interest Rate Swap Agreement and in all other instruments and agreements included in the Collateral.

                   SECTION 3.08 NEGATIVE COVENANTS. The Issuer shall not:

                   (a) except as expressly permitted by this Indenture, the Sale Agreement, the Servicing Agreement, any Interest Rate Swap Agreement or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the Collateral, unless directed to do so by the Trustee in accordance with
Article V;

                   (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Securitization Bonds (other than amounts properly withheld from such payments under the Code or pursuant to any Interest Rate Swap Agreement) or assert any claim against any present or former Securitization Bondholder by reason of the payment of taxes levied or assessed upon the Issuer or any part of the Collateral;

                   (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Securitization Bonds under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof or (iii) permit the Lien of this Indenture not to constitute a continuing valid first priority security interest in the Collateral;

                   (d) take any action which is the subject of a Rating Agency Condition if such action would result in any rating on any Class or Series of Securitization Bonds being lowered as a result of such action; or

                   (e) take any action in violation of the Rating Agency Condition.

                   SECTION 3.09 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2001), an Issuer Officer's Certificate stating, as to the Manager signing such Issuer Officer's Certificate, that

                   (a) a review of the activities of the Issuer during such fiscal year (or relevant portion thereof) and of performance under this Indenture has been made under such Manager's supervision; and

                   (b) to the best of such Manager's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such fiscal year (or relevant portion thereof), or, if there has been a default in complying with any such condition or covenant, describing each such default and the nature and status thereof.

                   SECTION 3.10 ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Issuer shall not consolidate or merge with or into any other Person or sell substantially all of its assets to any other Person or dissolve, unless:

                   (a) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Securitization Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement or Series Supplements;

                   (b) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold shall expressly assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Administration Agreement, the Servicing Agreement and any Interest Rate Swap Agreement pursuant to an assignment and assumption agreement executed and delivered to the Trustee, in form satisfactory to the Trustee;

                   (c) immediately after giving effect to such consolidation, merger or sale, no Default or Event of Default shall have occurred and be continuing;

                   (d) the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger or sale;

                   (e) the Issuer shall have received an Issuer Opinion of Counsel (and shall have delivered and addressed copies thereof to the Trustee) to the effect that such consolidation, merger or sale (i) will not have any material adverse tax consequence to the Issuer or any Securitization Bondholder,
(ii) complies with this Indenture and all of the conditions precedent herein relating to such transaction and (iii) will result in the Trustee maintaining a continuing valid first priority perfected security interest in the Collateral;

                   (f) neither the Securitization Property nor the Financing Order nor the rights of the Seller, the Servicer or the Issuer under the Statute or the Financing Order shall be impaired thereby; and

                   (g) any action as is necessary to maintain the Lien created by this Indenture shall have been taken.

                   SECTION 3.11 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                   (b) Upon any sale by the Issuer of substantially all of its assets in a sale which complies with Section 3.10, The Detroit Edison Securitization Funding LLC will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Securitization Bonds and from every covenant and agreement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and any Interest Rate Swap Agreement to be observed or performed on the part of the Issuer.

                   SECTION 3.12 NO OTHER BUSINESS. The Issuer shall not engage in any business other than purchasing and owning Securitization Property, issuing Securitization Bonds from time to time, pledging its interest in the Collateral to the Trustee under this Indenture in order to secure the Securitization Bonds, entering into the Basic Documents relating to the Securitization Bonds and performing its obligations thereunder and performing activities that are necessary, suitable or convenient to accomplish these purposes or are incidental thereto and other than as contemplated by the Basic Documents.

                   SECTION 3.13 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Securitization Bonds and except as contemplated by the Basic Documents.

                   SECTION 3.14 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by the Basic Documents, Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person, other than any Eligible Investments.

                   SECTION 3.15 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Securitization Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement.

                   SECTION 3.16 RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest in, or ownership security of, the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that if no Event of Default shall have occurred and be continuing or would otherwise result from such payment, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds either distributed to the Issuer pursuant to Section 8.02(e) or which are not otherwise subject to the Lien of this Indenture, to the extent that such distributions would not cause the book value of the remaining equity in the Issuer to decline below 0.5% of the original principal amount of all Series of Securitization Bonds which remain outstanding. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

                   SECTION 3.17 NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to deliver to the Trustee, the Rating Agencies and (to the extent the rules and regulations of the Luxembourg Stock Exchange so require) any agent in Luxembourg appointed pursuant to Section 3.02(b) written notice in the form of an Issuer Officer's Certificate of any Default or Event of Default hereunder or under any of the Basic Documents, its status and what action the Issuer is taking or proposes to take with respect thereto within five Business Days after the occurrence thereof.

                   SECTION 3.18 INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                   SECTION 3.19 ADJUSTED OVERCOLLATERALIZATION BALANCE SCHEDULES. Not later than the date on which a new Series of Securitization Bonds is issued or any outstanding Series of Securitization Bonds is redeemed or defeased, the Issuer shall deliver to the Trustee a replacement Schedule I hereto, adjusted to reflect such issuance, redemption or defeasance and setting forth the Scheduled Overcollateralization Level for each Payment Date with respect to each Series.

                   SECTION 3.20 SALE AGREEMENT, SERVICING AGREEMENT AND SWAP AGREEMENT COVENANTS. (a) The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement and to compel or secure the performance and observance by the Seller, the Servicer and any Swap Counterparty, of each of their obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement, respectively, in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.20(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement.

                   (b) If an Event of Default occurs and is continuing, the Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of (i) with respect to the Sale Agreement or the Servicing Agreement, the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series or (ii) with respect to any Interest Rate Swap Agreement, the Holders of that percentage of the Outstanding Amount of the Securitization Bonds of the related Class specified in the related Series Supplement, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Servicer or any Swap Counterparty under or in connection with the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer or any Swap Counterparty of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement, and any right of the Issuer to take such action shall be suspended.

                   (c) With the consent of the Trustee, the Sale Agreement and the Servicing Agreement may be amended, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Securitization Bondholders, or the counterparty under any Interest Rate Swap Agreement. However, such amendment may not adversely affect in any material respect the interest of any Securitization Bondholder or any counterparty under any Interest Rate Swap Agreement without the consent of the Holders of a 66 2/3% of the Outstanding Amount of the Securitization Bonds of each Series or Class, and each such counterparty, materially and adversely affected thereby. Further, with the consent of the Trustee and the related counterparty under any Interest Rate Swap Agreement, any Interest Rate Swap Agreement may be amended, at any time and from time to time, so long as the Rating Agency Condition is satisfied in connection therewith. However, such amendment may not adversely affect in any material respect the interest of any Securitization Bondholder or counterparty under any Interest Rate Swap Agreement without the consent of the Holders of sixty-six and two-thirds percent (66 2/3%) of the Outstanding Amount of the Securitization

Bonds of each Series or Class, and each such counterparty, materially and adversely affected thereby.

                   (d) If the Issuer, the Seller or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination, or surrender of, the terms of the Sale Agreement, the Servicing Agreement or any Interest Rate Swap Agreement, or waive timely performance or observance thereunder by the Seller, the Servicer or any Swap Counterparty, respectively, in each case in such a way as would materially and adversely affect the interests of any Securitization Bondholders or the counterparty under any Interest Rate Swap Agreement, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender. Upon receiving notification regarding whether the Rating Agency Condition has been satisfied, the Issuer shall notify the Trustee, and the Trustee shall notify the Securitization Bondholders and each counterparty under any Interest Rate Swap Agreement, of the proposal and whether the Rating Agency Condition has been satisfied with respect thereto. With respect to any such proposed action related to the Sale Agreement and the Servicing Agreement, the Trustee shall consent to such proposed action only (i) with the consent of the Holders of a majority of the Outstanding Amount of the Securitization Bonds of each Class of each Series , and each counterparty under any Interest Rate Swap Agreement, materially and adversely affected thereby, and (ii) upon satisfaction of the Rating Agency Condition. With respect to any such proposed action related to any Interest Rate Swap Agreement, the Trustee shall consent to such proposed action only (y) with the consent of the Holders representing 66 2/3% of the Outstanding Amount of the Securitization Bonds of the related Class, and each counterparty under any Interest Rate Swap Agreement, materially and adversely affected thereby and (z) upon satisfaction of the Rating Agency Condition. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Trustee, and if applicable, such Holders or counterparty, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. For so long as any of the Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of such proposed action will be published by an agent to be appointed by the Issuer in an Authorized Newspaper promptly following its effectiveness.

                   (e) If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender in any material respect, or to agree to any material amendment, modification, waiver, supplement, termination or surrender of, the process relating to Periodic Adjustments, the Issuer shall notify the Trustee and the Trustee shall notify Securitization Bondholders of such proposal and the Trustee shall consent thereto only with the consent of the Holders a majority of the Outstanding Amount of the Securitization Bonds of each Series or Class materially and adversely affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.

                   (f) Promptly following a default by either the Seller, the Servicer or any Swap Counterparty under the Sale Agreement, the Servicing Agreement or any Interest Rate Swap Agreement, respectively, and at the Issuer's expense, the Issuer agrees to take all such lawful actions as the Trustee may request to compel or secure the performance and observance by the Seller, the Servicer or any Swap Counterparty, as applicable, of each of their obligations to the

Issuer under or in connection with the Sale Agreement, the Servicing Agreement or any Interest Rate Swap Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement or any Interest Rate Swap Agreement, respectively, to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller, the Servicer or any Swap Counterparty thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Servicer or any Swap Counterparty of each of their respective obligations under the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement.

                   (g) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement or an event of default, termination event or downgrade event under any Interest Rate Swap Agreement, the Issuer shall promptly give written notice thereof to the Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default or event.

                   (h) If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Securitization Property or the SB Charge, the Issuer shall take all reasonable steps available to it to remedy such failure. The Issuer shall not take any action to terminate the Servicer's rights and powers under the Servicing Agreement following a Servicer Default without the prior written consent of the Trustee and of the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series.

                   (i) As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Trustee, with the consent of the Holders of Securitization Bonds evidencing not less than a majority of the Outstanding Amount of the Securitization Bonds of all Series, may appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee. A person shall qualify as a Successor Servicer only if such Person satisfies the requirements of Section 7.04 of the Servicing Agreement. If within thirty (30) days after the delivery of the notice referred to above, a Successor Servicer shall not have been appointed and accepted its appointment as such, the Trustee, with the consent of the Holders of Securitization Bonds evidencing not less than a majority of the Outstanding Amount of the Securitization Bonds of all Series, may petition the MPSC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 7.04 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Securitization Property (such agreement to be in form and substance satisfactory to the Trustee).

                   (j) Upon termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify the Issuer, the Securitization Bondholders and the Rating Agencies of such termination. As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee, the Securitization Bondholders and the Rating

Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

                   (k) The Issuer shall not take any action to terminate or assign the Swap Counterparty's rights and powers under any Interest Rate Swap Agreement or replace any Swap Counterparty following an event of default, termination event or downgrade event under any Interest Rate Swap Agreement without (i) the prior written consent of the Trustee and of the Holders of that percentage of the Outstanding Amount of the Securitization Bonds, if any such consent is required under the related Series Supplement, of the related Series and Class, if any, specified in the related Series Supplement, and (ii) satisfying any other requirements set forth in the related Series Supplement and Interest Rate Swap Agreement.

                   (l) Upon termination or assignment of any Swap Counterparty's rights and powers, pursuant to any Interest Rate Swap Agreement, the Trustee shall promptly inform the Issuer, the Securitization Bondholders of the related Class and the Rating Agencies of such termination or assignment. As soon as a replacement Swap Counterparty is appointed, the Issuer shall notify the Trustee, the Securitization Bondholders of the related Class and the Rating Agencies of such appointment, specifying in such notice the name and address of such replacement Swap Counterparty.

                   SECTION 3.21 TAXES. So long as any of the Securitization Bonds are outstanding, the Issuer shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Collateral.


                                   ARTICLE IV

                     SATISFACTION AND DISCHARGE; DEFEASANCE

                   SECTION 4.01 SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE. (a) The Securitization Bonds of any Series, all moneys payable with respect thereto and this Indenture as it applies to such Series shall cease to be of further effect and the Lien hereunder shall be released with respect to such Series, interest shall cease to accrue on the Securitization Bonds of such Series and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securitization Bonds of such Series, when

                      (i) either

                           (A) all Securitization Bonds of such Series
                  theretofore authenticated and delivered (other than (1) Securitization Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section
                  2.06 and (2) Securitization Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

                           (B) the Expected Final Payment Date or Redemption
                  Date has occurred with respect to all Securitization Bonds of such Series not theretofore delivered to the Trustee for cancellation, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Securitization Bonds not theretofore delivered to the Trustee on the Expected Final Payment Date or Redemption Date, as applicable, therefor;

                       (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series; and

                       (iii) the Issuer has delivered to the Trustee an Issuer Officer's Certificate, an Issuer Opinion of Counsel and (if required by the TIA or the Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Securitization Bonds of such Series have been complied with.

                   (b) Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Securitization Bonds of any Series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06 (other than with respect to amounts in the Defeasance Account), 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15,
3.16, 3.17, 3.18, 3.19 and 3.20 and the operation of Section 5.01(d) ("Covenant Defeasance Option") with respect to any Series of Securitization Bonds. The Issuer may exercise the Legal Defeasance Option with respect to any Series of Securitization Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

                   (c) If the Issuer exercises the Legal Defeasance Option with respect to any Series, (i) the maturity of the Securitization Bonds of such Series may not be accelerated pursuant to Section 5.02 and (ii) except as provided in Section 4.02, the Securitization Bonds of such Series may not be redeemed. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Securitization Bonds of such Series may not be accelerated because of an Event of Default specified in Section 5.01(d).

                   (d) Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Securitization Bonds, the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

                   (e) Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) rights of substitution of mutilated, destroyed, lost or stolen Securitization Bonds, (iii) rights of Securitization Bondholders to receive payments of principal and interest, but only from the amounts deposited with the Trustee for such payments, (iv)

Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and (vi) the rights of Securitization Bondholders under this Indenture with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Securitization Bonds of the Series as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) and have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

                   SECTION 4.02 CONDITIONS TO DEFEASANCE. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Securitization Bonds only if:

                       (i) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of principal of and interest on such Series of Securitization Bonds to the Expected Payment Date or Redemption Date therefor, as applicable, such deposit to be made in the Defeasance Subaccount for such Series of Securitization Bonds;

                       (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Securitization Bonds of such Series (A) subject to clause (B), principal in accordance with the Expected Amortization Schedule therefor, (B) if such Series is to be redeemed, the Redemption Price therefor on the Redemption Date therefor and (C) interest when due;

                       (iii) in the case of the Legal Defeasance Option, ninety-five (95) days pass after the deposit is made and during such ninety-five (95) day period no Default specified in Section 5.01(e) or 5.01(f) occurs which is continuing at the end of the period; provided, however, that in determining whether a default under Section 5.01(e) has occurred, the requirement that the decree or order shall remain unstayed and in effect for ninety (90) days shall be disregarded;

                       (iv) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

                       (v) in the case of the Legal Defeasance Option, the Issuer delivers to the Trustee an Issuer Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securitization Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                       (vi) in the case of the Covenant Defeasance Option, the Issuer delivers to the Trustee an Issuer Opinion of Counsel to the effect that the Holders of the Securitization Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                       (vii) the Issuer delivers to the Trustee an Issuer Officer's Certificate and an Issuer Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Securitization Bonds of such Series to the extent contemplated by this
         Article IV have been complied with.

                   (b) Notwithstanding any other provision of this Section 4.02 to the contrary, no delivery of cash or U.S. Government Obligations to the Trustee under this Section 4.02 shall terminate any obligations of the Issuer under this Indenture with respect to any Securitization Bonds which are to be redeemed prior to the Expected Final Payment Date therefor until such Securitization Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Securitization Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with the provisions of this Indenture or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give, in the manner and at the times prescribed herein, notice of redemption of such Series.

                   SECTION 4.03 APPLICATION OF TRUST MONEY. All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Sections 4.01 or
4.02 with respect to any Series of Securitization Bonds shall be held in trust in the Defeasance Subaccount for such Series and applied by it, in accordance with the provisions of the Securitization Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Securitization Bonds for the payment or redemption of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such moneys or U.S. Government Obligations shall be segregated and held apart solely for paying such Securitization Bonds and such Securitization Bonds shall not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Securitization Bonds.

                   SECTION 4.04 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Securitization Bonds of any Series, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Securitization Bonds shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.



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
                                   ARTICLE V

                                    REMEDIES

                   SECTION 5.01 EVENTS OF DEFAULT. "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                   (a) default in the payment of any interest on any Securitization Bond when the same becomes due and payable and the continuation of such default for five Business Days;

                   (b) default in the payment of the then unpaid principal of any Securitization Bond of any Series or Class on the Final Maturity Date therefor;

                   (c) default in the payment of the Redemption Price for any Securitization Bond on the Redemption Date therefor;

                   (d) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with in clause (a), (b) or (c) above), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when made, and any such default or incorrect representation or warranty shall continue or not be cured, for a period of thirty (30) days after the earliest of the date (i) notice has been given to the Issuer by the Trustee, (ii) there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) of the Outstanding Amount of the Securitization Bonds of any Series or Class, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or (iii) the date the Issuer has knowledge of the default;

                   (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days;

                   (f) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

                   (g) any act or failure to act by the State of Michigan or any of its agencies (including the MPSC), officers or employees that violates or is not in accordance with the pledge and agreement of the State of Michigan in
Section 10n(2) of the Statute and recited in Section 2.01(d) herein.

                   SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. (a) If an Event of Default (other than an Event of Default under
Section 5.01(g)) occurs and is continuing, then and in every such case either the Trustee or the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series may, but need not, declare all the Securitization Bonds of all Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Securitization Bondholders), and upon any such declaration the unpaid principal amount of the Securitization Bonds of all Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                   (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, provided that:

                       (i) the Issuer has paid or deposited with the Trustee, for deposit in the General Subaccount of the Collection Account, a sum sufficient to pay

                           (A) all payments of principal of and interest on all
                  Securitization Bonds of all Series and all other amounts that would then be due hereunder or upon such Securitization Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

                       (ii) all Events of Default, other than the nonpayment of the principal of the Securitization Bonds of all Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

                  (c) No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. (a) The Issuer covenants that if (i) Default is made in the payment of any interest on any Securitization Bond when such interest becomes due and payable and such Default continues for five Business Days, (ii) Default is made in the payment of the then unpaid principal of any Securitization Bond on the Final Maturity Date therefor or (iii) Default is made in the payment of the Redemption Price or for any Securitization Bond on the Redemption Date therefor, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securitization Bonds of such Series, such amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and the whole amount then due and payable on such Securitization Bonds for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue instalments of interest, at the respective Interest Rate of such Series or the applicable Class of such Series.

                  (b) In case the Issuer shall fail forthwith to pay the amounts specified in clause (a) above upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Securitization Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securitization Bonds, wherever situated, the moneys adjudged or decreed to be payable.

                  (c) If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Securitization Bondholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law including foreclosing or otherwise enforcing the Lien on the Securitization Property securing the Securitization Bonds or applying to the MPSC or a court of competent jurisdiction for sequestration of revenues arising with respect to such Securitization Property.

                  (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Securitization Bonds or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Securitization Bonds, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securitization Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                       (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securitization Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securitization Bondholders allowed in such Proceedings;

                       (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Securitization Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                       (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Securitization Bondholders and of the Trustee on their behalf; and

                       (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Securitization Bonds allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Securitization Bondholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Securitization Bondholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

                  (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securitization Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Securitization Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securitization Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (f) All rights of action and of asserting claims under this Indenture, or under any of the Securitization Bonds, may be enforced by the Trustee without the possession of any of the Securitization Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securitization Bonds.

                  (g) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securitization Bonds, and it shall not be necessary to make any Securitization Bondholder a party to any such Proceedings.

                  SECTION 5.04 REMEDIES. (a) If an Event of Default other than
Section 5.01(g) occurs and is continuing, the Trustee may do one or more of the following (subject to Section 5.05):

                       (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Securitization Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Securitization Bonds moneys adjudged due;

                       (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

                       (iii) exercise any remedies of a secured party under the Michigan UCC or the Statute or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Securitization Bonds of such Series;

                       (iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

                       (v) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, the Servicer or any Swap Counterparty under or in connection with the Sale Agreement, the Administration Agreement, the Servicing Agreement or any Interest Rate Swap Agreement, respectively, as provided in Section 3.20(b);

provided, however, that the Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a), 5.01(b) or 5.01(c), with respect to any Series unless (A) the Holders of one hundred percent (100%) of the Outstanding Amount of the Securitization Bonds of all Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Securitization Bondholders of all Series are sufficient to discharge in full all amounts then due and unpaid upon such Securitization Bonds for principal and interest, or (C) the Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Securitization Bonds of all Series as they would have become due if the Securitization Bonds had not been declared due and payable and the Trustee obtains the consent of Holders of sixty-six and two-thirds percent (66K%) of the Outstanding Amount of the Securitization
Bonds of all Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

                  (b) If an Event of Default under Section 5.01(g) occurs and is continuing, the Trustee, for the benefit of the Holders, shall be entitled and empowered to the extent permitted by applicable law to institute or participate in Proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of Michigan in Section 10n(2) of the Statute and to collect any monetary damages incurred by the Holders or the Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(g).

                  SECTION 5.05 OPTIONAL PRESERVATION OF THE COLLATERAL. If the Securitization Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect, as provided in Section 5.11(c), to maintain possession of the Collateral and not sell or liquidate the same. It is the desire of the parties hereto and the Securitization Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Securitization Bonds, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral or sell or liquidate the same. In determining whether to maintain possession of the Collateral or sell or liquidate the same, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

                  SECTION 5.06 LIMITATION OF PROCEEDINGS. (a) No Holder of any Securitization Bond of any Series shall have any right to institute any Proceeding, judicial or otherwise, or to avail itself of any remedies provided in the Statute, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                       (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                       (ii) the Holders of not less than twenty-five percent (25%) of the Outstanding Amount of the Securitization Bonds of all Series have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

                       (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

                       (iv) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                       (v) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series;

it being understood and intended that no one or more Holders of Securitization Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securitization Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                   (b) In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securitization Bonds, each representing less than a majority of the Outstanding Amount of the Securitization Bonds of all Series, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                   SECTION 5.07 UNCONDITIONAL RIGHTS OF SECURITIZATION BONDHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Securitization Bond shall have the right, which is absolute and unconditional, and shall not be impaired without the consent of each such Holder, (a) to receive payment of (i) the interest, if any, on such Securitization Bond on or after the due dates thereof expressed in such Securitization Bond or in this Indenture, (ii) the unpaid principal, if any, of such Securitization Bonds on or after the Final Maturity Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal, if any, and interest, if any, on such Securitization Bond on or after the Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                   SECTION 5.08 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Securitization Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Securitization Bondholder, then and in every such case the Issuer, the Trustee and the Securitization Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securitization Bondholders shall continue as though no such Proceeding had been instituted.

                   SECTION 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Securitization Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                   SECTION 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Trustee or any Securitization Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Securitization Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securitization Bondholders, as the case may be.

                   SECTION 5.11 CONTROL BY SECURITIZATION BONDHOLDERS. The Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Securitization Bonds of such Series or Class or Classes or exercising any trust or power conferred on the Trustee with respect to such Series or Class or Classes; provided that

                   (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                   (b) subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate the Collateral shall be by the Holders of Securitization Bonds representing not less than one hundred percent (100%) of the Outstanding Amount of the Securitization Bonds of all Series;

                   (c) if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Collateral pursuant to such Section and elects not to sell or liquidate the same, then any direction to the Trustee by Holders of Securitization Bonds representing less than one hundred percent (100%) of the Outstanding Amount of the Securitization Bonds of all Series to sell or liquidate the Collateral shall be of no force and effect; and

                   (d) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability for which it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. The Trustee also need not take any action that it determines might materially and adversely affect the rights of any Securitization Bondholders not consenting to such action.

                   SECTION 5.12 WAIVER OF PAST DEFAULTS. (a) Prior to the declaration of the acceleration of the maturity of the Securitization Bonds of all Series as provided in Section 5.02, the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Series may waive any past Default or Event of Default and its consequences except a Default (i) in payment of principal of or interest on any of the Securitization Bonds or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Securitization Bond of all Series or Classes affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securitization Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                   (b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                   SECTION 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Securitization Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Securitization Bondholder, or group of Securitization Bondholders, in each case holding in the aggregate more than ten percent (10%) of the Outstanding Amount of the Securitization Bonds of a Series or (c) any suit instituted by any Securitization Bondholder for the enforcement of the payment of (i) interest on any Securitization Bond on or after the due dates expressed in such Securitization Bond and in this Indenture, (ii) the unpaid principal, if any, of any Securitization Bond on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and interest on any Securitization Bond on or after the Redemption Date therefor.

                   SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                   SECTION 5.15 ACTION ON SECURITIZATION BONDS. The Trustee's right to seek and recover judgment on the Securitization Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Securitization Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                                   ARTICLE VI

                                   THE TRUSTEE

                   SECTION 6.01 DUTIES AND LIABILITIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                   (b) Except during the continuance of an Event of Default:

                       (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                       (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                   (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                       (i) this clause (c) does not limit the effect of clause
         (b) of this Section 6.01;

                       (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

                   (d) Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 6.01.

                   (e) The Trustee shall not be liable for interest on any money received by it except as provided in this Indenture or as the Trustee may agree in writing with the Issuer.

                   (f) Money held in trust by the Trustee need not be segregated from other funds held by the Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or any Interest Rate Swap Agreement.

                   (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

                   (i) Under no circumstances shall the Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Securitization Bonds or any Basic Document.

                   SECTION 6.02 RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                   (b) Before the Trustee acts or refrains from acting, it may require an Issuer Officer's Certificate or an Issuer Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Issuer Officer's Certificate or an Issuer Opinion of Counsel.

                   (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent attorney, custodian, or nominee appointed with due care by it thereunder.

                   (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                   (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securitization Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                   SECTION 6.03 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securitization Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Securitization Bond Registrar, co-registrar or co-paying agent, or agent appointed pursuant to Section 3.02(b) may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

                   SECTION 6.04 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securitization Bonds. The Trustee shall not be accountable for the Issuer's use of the proceeds from the Securitization Bonds, and the Trustee shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securitization Bonds or in the Securitization Bonds other than the Trustee's certificate of authentication. The Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, or for or in respect of the validity or sufficiency of the Securitization Bonds (other than the certificate of authentication for the Securitization Bonds) or the Basic Documents and the Trustee shall in no event assume or incur any liability, duty or obligation to any Holder of a Securitization Bond, other than as expressly provided for in this Indenture. The Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, the Servicer or the Member or any Manager of the Issuer under any Basic Document or otherwise, or the default or misconduct of any counterparty under any Interest Rate Swap Agreement, and the Trustee shall have no obligation or liability to perform the obligations of the Issuer.

                   SECTION 6.05 NOTICE OF DEFAULTS. If a Default occurs and is continuing with respect to any Class or Series and if it is known to a Authorized Officer of the Trustee, the

Trustee shall mail to each Rating Agency and to each Holder of Securitization Bonds of all Series notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of or interest on any Securitization Bond, the Trustee may withhold the notice if and so long as a committee of its Authorized Officers in good faith determines that withholding the notice is in the interests of Securitization Bondholders.

                   SECTION 6.06 REPORTS BY TRUSTEE TO HOLDERS. (a) The Trustee shall deliver to each Holder of Securitization Bonds such information as may be required to enable such Holder to prepare its federal and state income tax returns.

                   (b) With respect to each Series and Class of Securitization Bonds, on or prior to each Payment Date therefor, the Trustee shall deliver a statement prepared by the Trustee to each Holder of Securitization Bonds of such Series and Class which shall include (to the extent applicable) the following information (and any other information so specified in the Series Supplement for such Series) as to the Securitization Bonds of such Series and Class with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                       (i) the amount to be paid to Holders of the Securitization Bonds of such Series and Class in respect of principal; such amount to be expressed as a dollar amount per thousand;

                       (ii) the amount to be paid to Holders of the Securitization Bonds of such Series and Class in respect of interest; such amount to be expressed as a dollar amount per thousand;

                       (iii) the Securitization Bond Balance, after giving effect to the payments to be made on such Payment Date, and the Projected Principal Balance, in each case for such Series and Class and as of such Payment Date;

                       (iv) the amount on deposit in the Overcollateralization Subaccount for such Series and the Scheduled Overcollateralization Level for such Series as of such Payment Date;

                       (v) the amount on deposit in the Capital Subaccount for such Series as of such Payment Date;

                       (vi) the amount, if any, on deposit in the Reserve Subaccount as of such Payment Date;

                       (vii) the amount to be paid to any Swap Counterparty;

                       (viii) the amount to be paid to the Trustee since the preceding Payment Date;

                       (ix) the amount paid to the Servicer since the preceding Payment Date; and

                       (x) any other transfers and payments made pursuant to this Indenture.

                   (c) If any Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall arrange for publication in an Authorized Newspaper that such statement shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to
Section 3.02(b).

                   (d) The Trustee's responsibility for disbursing the information described in clause (b) above to Holders of Securitization Bonds is limited to the availability, timeliness and accuracy of the information provided by the Servicer pursuant to the Servicing Agreement.

                   SECTION 6.07 COMPENSATION AND INDEMNITY. (a) The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Trustee from and against any and all costs, damages, expenses, losses, liabilities or other amounts whatsoever (including counsel fees) incurred by the Trustee in connection with the administration of this trust, the enforcement of this trust and all of the Trustee's rights, powers and duties under this Indenture and the performance by the Trustee of the duties and obligations of the Trustee under or pursuant to this Indenture. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.

                   (b) The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee (i) through the Trustee's own wilful misconduct, negligence or bad faith or (ii) to the extent the Trustee was reimbursed for or indemnified against any such loss, liability or expense by the Seller pursuant to the Sale Agreement or by the Servicer pursuant to the Servicing Agreement.

                   (c) When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or 5.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

                   SECTION 6.08 REPLACEMENT OF TRUSTEE. (a) The Trustee may resign at any time upon thirty (30) days' prior written notice by so notifying the Issuer. The Issuer may remove the Trustee with or without cause at any time, with prior notice to the Rating Agencies, upon thirty (30) days' prior written notice, and shall remove the Trustee if:

                       (i) the Trustee fails to comply with Section 6.11;

                       (ii) the Trustee is adjudged bankrupt or insolvent;

                       (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                       (iv) the Trustee otherwise becomes incapable of acting.

                   (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "Retiring Trustee"), the Issuer shall promptly appoint a successor Trustee.

                   (c) In addition, the Holders of a majority in Outstanding Amount of the Securitization Bonds of all Series may remove the Trustee by so notifying the Issuer and the Trustee and such Holders may appoint a successor Trustee.

                   (d) A successor Trustee shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. No resignation or removal of the Trustee shall become effective until the acceptance of the appointment by a successor Trustee. The successor Trustee shall mail a notice of its succession to Securitization Bondholders. The Retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

                   (e) If a successor Trustee does not take office within sixty
(60) days after the Retiring Trustee resigns or is removed, the Retiring Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Securitization Bonds of all Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   (f) If the Trustee fails to comply with Section 6.11, any Securitization Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                   (g) Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer's obligations under Section 6.07 shall continue for the benefit of the Retiring Trustee.

                   SECTION 6.09 SUCCESSOR TRUSTEE BY MERGER. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further act be the successor Trustee. Notice of any such event shall be promptly given to each Rating Agency by the successor Trustee and any agent in Luxembourg appointed pursuant to Section 3.02(b).

                   (b) In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Securitization Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any Retiring Trustee, and deliver such Securitization Bonds so authenticated; and in case at that time any of the Securitization Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Securitization Bonds either in the name of any Retiring Trustee hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force and effect granted by the Securitization Bonds or by this Indenture and this force and effect shall be equal to any certificate issued by the Trustee.

                   SECTION 6.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Securitization Bondholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Securitization Bondholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency by the Trustee.

                   (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                       (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                       (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                       (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                   (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                   (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                   SECTION 6.11 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section 26(a)(i) of the Investment Company Act of 1940, as amended. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term debt rating of "BBB-" or better by Standard & Poor's, "Baa3" or better by Moody's and "BBB-" or better by Fitch. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                   SECTION 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                   SECTION 6.13 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

                   (a) the Trustee is a New York banking corporation validly existing in good standing under the laws of the State of New York; and

                   (b) the Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and such Basic Documents.

                                  ARTICLE VII

                  SECURITIZATION BONDHOLDERS' LISTS AND REPORTS

                   SECTION 7.01 ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF SECURITIZATION BONDHOLDERS. The Issuer shall furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date with respect to each Series and (ii) three months after the last Record Date with respect to each Series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securitization Bonds of such Series as of such Record Date, (b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Securitization Bond Registrar, no such list shall be required to be furnished. In addition, the Issuer shall furnish such list to any listing, transfer or paying agent appointed under
Section 3.02(b) to the extent such information is required by the rules and regulations of the Luxembourg Stock Exchange.


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
                   SECTION 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO SECURITIZATION BONDHOLDERS. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Securitization Bonds contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securitization Bonds received by the Trustee in its capacity as Securitization Bond Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

                   (b) Securitization Bondholders may communicate with other Securitization Bondholders pursuant to Section 312(b) of the TIA, with respect to their rights under this Indenture or under the Securitization Bonds.

                   (c) The Issuer, the Trustee and the Securitization Bond Registrar shall have the protection of Section 312(c) of the TIA.

                   SECTION 7.03 REPORTS BY ISSUER. (a) The Issuer shall:

                       (i) file with the Trustee and, so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and its rules so require, with the listing agent of the Issuer in Luxembourg appointed pursuant to Section 3.02(b), within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                       (ii) file with the Trustee, the Commission and, so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange, the listing agent in Luxembourg appointed pursuant to Section 3.02(b), in accordance with rules and regulations prescribed from time to time by the Commission or the Luxembourg Stock Exchange, respectively, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                       (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Securitization Bondholders described in TIA
         Section 313(c)) and, so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and its rules so require, to the listing agent of the Issuer in Luxembourg appointed pursuant to Section 3.02(b), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                   (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                   SECTION 7.04 REPORTS BY TRUSTEE. (a) If required by TIA
Section 313(a), within sixty (60) days after the end of each fiscal year of the Issuer, commencing with the year after the issuance of the Securitization Bonds of any Series, the Trustee shall mail to each Holder of Securitization Bonds of such Series as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b); provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the initial issuance of each Series.

                   (b) A copy of each report at the time of its mailing to Securitization Bondholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Securitization Bonds are listed (to the extent required by the rules of such exchange). The Issuer shall notify the Trustee if and when the Securitization Bonds are listed on any stock exchange.

                   SECTION 7.05 PROVISION OF SERVICER REPORTS. Upon the written request of any Securitization Bondholder to the Trustee addressed to the Corporate Trust Office, the Trustee shall provide such Securitization Bondholder with a copy of the Officer's Certificate referred to in Section 3.03 of the Servicing Agreement and the Annual Accountant's Report referred to in Section
3.04 of the Servicing Agreement. If any Securitization Bonds are listed on the Luxembourg Stock Exchange and rules of such exchange so require, the Trustee shall also arrange for publication in an Authorized Newspaper that a copy of such Issuer Officer's Certificate and such Annual Accountant's Report shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to
Section 3.02(b).


                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                   SECTION 8.01 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                   SECTION 8.02 COLLECTION ACCOUNT. (a) (i) On or prior to the Series Issuance Date for the first Series issued hereunder, the Trustee shall open, at the Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Trustee's name for the benefit of the Holders (collectively, the "Collection Account"). The Collection Account shall initially be divided into subaccounts, which need not be separate bank accounts: a general subaccount (the "General Subaccount"), an overcollateralization subaccount for each Series of Securitization Bonds (each, an "Overcollateralization Subaccount" or the "Series Overcollateralization Subaccount"), a capital subaccount for each Series of Securitization Bonds (each, a "Capital Subaccount" or the "Series Capital Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a series subaccount for each Series of


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
Securitization Bonds (each, a "Series Subaccount") and a class subaccount for any Class of any Series of Securitization Bonds which has a floating rate of interest as specified in any Series Supplement (each, a "Class Subaccount"). On or prior to the Series Issuance Date for each Series issued after the Series Issuance Date for the first Series issued hereunder, the Issuer shall establish an additional Series Subaccount therefor and a Class Subaccount for any Class of such Series which has a floating rate of interest and in respect of which the Issuer has entered into an Interest Rate Swap Agreement, as Subaccounts of the Collection Account. Prior to depositing funds or U.S. Government Obligations in the Collection Account pursuant to Sections 4.01 or 4.02, the Issuer shall establish defeasance subaccounts (each, a "Defeasance Subaccount") for each Series for which funds shall be deposited, as subaccounts of the Collection Account. All amounts in the Collection Account not allocated to any other Subaccount shall be allocated to the General Subaccount. Prior to the Initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Amount) shall be allocated to the General Subaccount. All payments received by the Trustee from any Swap Counterparty at any time shall be deposited in the related Class Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Sections 4.01, 4.02, 4.03 and 8.02. The Collection Account shall at all times be maintained in an Eligible Securities Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled by the Issuer with any other moneys, and shall not be commingled by the Trustee. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral as herein provided.

              (ii) Notwithstanding any other provision of this Indenture, the Collection Account shall be an Eligible Securities Account and shall be established only with a securities intermediary (as defined in Section 8-102(1)(n) of the Michigan UCC) that agrees with the Trustee that (A) the Collection Account shall be a securities account of the Trustee, (B) all property credited to the Collection Account shall be treated as a financial asset, (C) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to the Collection Account, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person other than the Trustee to comply with entitlement orders originated by such other person, (F) the Collection Account and all property credited to it shall not be subject to any Lien, security interest, right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), and (G) such agreement shall be governed by the laws of the State of Michigan. The Collection Account shall be under the control (within the meaning of Section 8-106 of the Michigan UCC) of the Trustee. If at any time the Collection Account ceases to be an Eligible Securities Account, the Trustee shall, within ten (10) days, establish a new Collection Account as an Eligible Securities Account.

                   (b) All or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Trustee upon Issuer Order; provided, however, that no funds in the Defeasance Subaccount for any Series of Securitization Bonds shall be invested in Eligible Investments or otherwise, except that U.S. Government Obligations deposited by the Issuer with the Trustee pursuant to Sections 4.01 or 4.02 shall remain as such. All income or other gain from investments of moneys deposited in the Collection Account, other than the Capital Subaccount, shall be deposited by the Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account, other than the Capital Subaccount. All income or other gain from investments of moneys deposited in the Capital Subaccount shall be deposited by the Trustee in the Reserve Subaccount, and any loss resulting from such investments shall be charged to the Reserve Account. The Issuer shall not direct the Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Issuer shall deliver to the Trustee an Issuer Opinion of Counsel, acceptable to the Trustee, to such effect. Subject to
Section 6.01(c), the Trustee shall not in any way be held liable for the selection of Eligible Investments or for investment losses incurred thereon except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order; provided, however, that if the Issuer shall have failed to give investment directions for any funds on deposit in the Collection Account to the Trustee by 11:00 a.m. (prevailing New York City time) (or such other time as may be agreed by the Issuer and Trustee) on any Business Day, or (ii) a Default or Event of Default shall have occurred and be continuing but the Securitization Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more Eligible Investments of the kind described in clause (e) of the definition thereof.

                   (c) Any SB Charges remitted by the Servicer to the Trustee pursuant to the Servicing Agreement, any Indemnity Amounts remitted to the Trustee by the Seller or the Servicer or otherwise received by the Trustee or the Issuer, any other proceeds of Collateral received by the Servicer, the Issuer or the Trustee, and any amounts paid by any counterparty under any Interest Rate Swap Agreement received by the Servicer, the Issuer or the Trustee, shall be deposited in the General Subaccount.

                   (d) On each Payment Date, or such other date related to such Payment Date as may be specified in the related Series Supplement, the Trustee, at the direction of the Servicer, shall allocate to each Class Subaccount from the related Series Subaccount the amounts specified in the related Series Supplement. Such amounts shall be so allocated after taking into account all allocations required in connection with such Payment Date under clauses (e)(i) through (v) below; provided that in the event of any shortfall of amounts to be allocated pursuant to clause (e)(v) among more than one Class of the applicable Series, amounts shall be allocated to such Class Subaccount on a Pro Rata basis with all other Classes of the relevant Series. Amounts in each Class Subaccount shall be applied as provided in the related Series Supplement.

                   (e) Except as otherwise provided in any Series Supplement with respect to any floating rate Class, and except with respect to the payment of any administration fee payable under clause (i) below which may be disbursed on a monthly basis if so provided in the Administration Agreement notwithstanding the priorities set forth below, on each Payment Date, by 12:00 noon (prevailing New York City time), or if such day is not a Business Day, on the following Business Day, the Trustee shall, at the direction of the Servicer, apply all amounts on deposit in the General Subaccount of the Collection Account (except as provided clause (xii) below) and any investment earnings on the subaccounts in the Collection Account (except as provided in Section 8.02(b) above) and, subject to the qualifications therein, after allocation to any Class Subaccount and payment to any related Swap Counterparty in accordance with
Section 8.02(d) above, in the following priority:

                       (i) the administration fee payable under the Administration Agreement, as specified in the related Series Supplement, shall be paid to the Administrator; and fees payable to the Independent Managers in an amount equal to $[ ] for such Payment Date, shall be paid to the Independent Managers;

                       (ii) all amounts owed to the Trustee as of such Payment Date for any expenses, including legal fees and expenses, Indemnity Amounts (up to a maximum of $10,000,000 in the aggregate for the then current and all prior Payment Dates and for all Series unless the Issuer has received confirmation from S&P that a further amount will not result in a reduction or withdrawal of the then current rating of the Outstanding Securitization Bonds) and any other amounts due and owing to the Trustee pursuant to the Basic Documents for such period so long as no Event of Default would result from the payment of such Indemnity Amounts (as limited above) or such other amounts, shall, at the direction of the Servicer, be paid to the Trustee;

                       (iii) the Servicing Fee for such Payment Date and all unpaid Servicing Fees from prior Payment Dates shall be paid to the Servicer;

                       (iv) so long as no Event of Default has occurred and is continuing or would be caused by such payment, all Operating Expenses other than distributions in accordance with clauses (e)(i), (ii) and
         (iii) above shall be paid to the Persons entitled thereto, provided that the amount paid on such Payment Date pursuant to this clause
         (e)(iv) may not exceed $100,000 in the aggregate for all Series;

                       (v) an amount equal to Interest payable on each Class of each Series of Securitization Bonds on such Payment Date shall be allocated to the corresponding Series Subaccount (provided that, to the extent provided in any Series Supplement with respect to interest on any floating rate Class, such amount shall be equal to the applicable amount specified in the related Series Supplement payable with respect to that Class) and, if there are insufficient funds to make such allocation in full, amounts will be allocated Pro Rata to the corresponding Class Subaccount;

                       (vi) an amount equal to any Principal of each Class of each Series of Securitization Bonds payable as a result of acceleration pursuant to Section 5.02, any Principal of any Series or Class of Securitization Bonds payable on the Final Maturity

         Date of such Series or Class, and any Principal of a Series or Class of Securitization Bonds payable on the Redemption Date for such Series or Class shall be allocated to the corresponding Series Subaccount and, to the extent there are insufficient funds to make such allocation in full, amounts shall be allocated on a Pro Rata basis;

                       (vii) an amount equal to Principal scheduled to be paid on each Class of each Series of Securitization Bonds on such Payment Date according to the Expected Amortization Schedule, excluding any amounts provided for pursuant to clause (e)(vi) above, shall be allocated to the corresponding Series Subaccount and, if there are insufficient funds for such Principal payment, shall be allocated on a Pro Rata basis;

                       (viii) all remaining unpaid Operating Expenses and Indemnity Amounts shall be paid to the Persons entitled thereto;

                       (ix) any amount necessary to replenish any shortfalls in the Capital Subaccount for each Series below the Required Capital Amount for such Series shall be allocated to the Capital Subaccount for such Series, Pro Rata, based on the Outstanding principal balance of each Series;

                       (x) an amount shall be allocated to the
         Overcollateralization Subaccount for each Series sufficient to cause the amount in the Overcollateralization Subaccount for such Series to equal the Scheduled Overcollateralization Level for such Series as of that Payment Date, Pro Rata, based on the Outstanding principal balance of each Series;

                       (xi) the balance, if any, shall be allocated to the Reserve Subaccount; and

                       (xii) following repayment of all outstanding Series of Securitization Bonds, the balance, if any, shall be released to the Issuer free from the Lien of this Indenture.

                   (f) For purposes of allocations among Series prior to an acceleration of the Securitization Bonds pursuant to Section 5.02, except as otherwise provided in any Series Supplement, "Pro Rata" means with respect to any Series a ratio, (i) in the case of a payment of Interest on any Payment Date, the numerator of which is the amount of Interest payable on such Series on such Payment Date and, with respect to any Class of such Series of floating rate Securitization Bonds, the gross fixed amount for that class on such Payment Date, and the denominator of which is the aggregate amount of Interest payable on all Series on such Payment Date; (ii) in the case of a payment of Principal on any Payment Date, the numerator of which is the aggregate amount of Principal scheduled to be paid or payable, as the case may be, on such Payment Date with respect to such Series and the denominator of which is the sum of the aggregate amounts of Principal scheduled to be paid or payable, as the case may be, with respect to all Outstanding Series on such Payment Date; and (iii) in the case of a payment or allocation on any Payment Date other than of Interest or Principal, the numerator of which is the Outstanding principal amount of such Series immediately prior to such Payment Date and the denominator of which is the aggregate Outstanding principal amount of all Series immediately prior to such Payment Date.

                   (g) If, on any Payment Date, funds on deposit in the General Subaccount are insufficient to make the payments and allocations contemplated by subclauses (d) and (e)(i) through (vii), (ix) and (x) above for all Series, the Trustee shall, at the direction of the Servicer, draw from amounts on deposit in the following subaccounts in the following order up to the amount of such shortfall, in order to make such payments and allocations:

                       (i) from the Reserve Subaccount for all Series, Pro Rata, for payments and allocations contemplated by subclauses (d) and (e)(i) through (vii), (ix) and (x),

                       (ii) from the Overcollateralization Subaccount for such Series, Pro Rata, for payments and allocations contemplated by subclauses (d), (e)(i) through (vii), and (ix)

                       (iii) from the Capital Subaccount for such Series, Pro Rata, for payments and allocations contemplated by subclauses (d) and
         (e)(i) through (vii);

provided that no amounts from the Reserve Subaccount, the Overcollateralization Subaccount for such Series or the Capital Subaccount for such Series shall by allocated to any Class Subaccount pursuant to subclause (e)(v) to the extent a shortfall in amounts available to pay interest due on the related Class of Securitization Bonds is due solely to any failure by a Swap Counterparty to make payments due under the related Interest Rate Swap Agreement.

                   (h) On each Payment Date from amounts on deposit in the Reserve Subaccount, the Trustee shall reimburse the Servicer any amounts payable by the Issuer as Remittance Excess pursuant to Section 4.03(b)(B) of the Servicing Agreement as provided therein.

                   (i) On each Payment Date for any Series prior to an acceleration of the Securitization Bonds pursuant to Section 5.02, the amounts on deposit in the Series Subaccount shall be allocated, at the direction of the Servicer, in the following order of priority: (i) to pay Interest due and payable on the Securitization Bonds of such Series with respect to such Payment Date to the Holders of Securitization Bonds of such Series, and (ii) the balance, if any, up to the amount of Principal scheduled to be paid or payable on the Securitization Bonds of such Series on such Payment Date, to pay such Principal to the Holders of Securitization Bonds of such Series.

                   (j) Prior to an acceleration of the Securitization Bonds pursuant to Section 5.02, all allocations of Principal and Interest with respect to any Series comprised of two or more Classes shall be allocated among the Classes within such Series on a Pro Rata basis. All payments of Principal shall be made in the order set forth in the Expected Amortization Schedule established with respect to each Series and within such Series, in order of Class, and any payments of Principal that were not made on the scheduled Payment Date therefor shall be made in the order that they were scheduled for payment.

                   (k) For purposes of allocations among Classes within a single Series prior to an acceleration of the Securitization Bonds pursuant to Section 5.02, except as otherwise provided in any Series Supplement, "Pro Rata" means with respect to any Class a ratio,
(i) in the case of a payment of Interest with respect to any Payment Date, the numerator of which is the amount of interest payable to such Class on such Payment Date, or in the case of any Class of floating rate Securitization Bonds, the gross fixed amount for that class on such Payment Date and the denominator of which is the aggregate amount of interest payable on all Classes within such Series on such Payment Date; and (ii) in the case of a payment of Principal on any Payment Date, the numerator of which is the aggregate amount of Principal scheduled to be paid or payable, as the case may be, on such Payment Date with respect to such Class and the denominator of which is the sum of the aggregate amounts of Principal scheduled to be paid or payable, as the case may be, with respect to all Outstanding Classes within such Series on such Payment Date.

                   (l) Prior to an acceleration of the Securitization Bonds pursuant to Section 5.02, all payments of Principal and Interest to Holders of Securitization Bonds of a single Class, or of a single Series without Classes, shall be made on a proportionate basis based on the respective principal amounts of such Securitization Bonds held by such Holders. All such payments of Principal shall be made in the order set forth in the Expected Amortization Schedule established with respect to each Series and within such Series, in order of Class, and any payments of Principal that were not made on the scheduled Payment date therefor shall be made in the order that they were scheduled for payment.

                   (m) Upon an acceleration of the maturity of the Securitization Bonds pursuant to Section 5.02, the aggregate amount of principal of and interest accrued on each Securitization Bond shall be payable, without priority of interest over principal or of principal over interest and without regard to Series or Class, in the proportion that the aggregate amount of principal of and interest accrued on such Securitization Bond bears to the aggregate amount of principal of and interest accrued on all Securitization Bonds.

                   (n) Notwithstanding any other provision in this Indenture to the contrary, in the event of an acceleration of the Securitization Bonds, and a subsequent liquidation of the Collateral in accordance with Section 5.04(a), if so provided in any Interest Rate Swap Agreement, the proceeds of such liquidation allocated to the related Class of floating rate Securitization Bonds in accordance with this Section 8.02 shall be allocated between and paid to the holders of such floating rate Class, on the one hand, and the related Swap Counterparty, on the other hand, pro rata based on the aggregate amount of principal and interest due and payable on such floating rate Class and the aggregate amount payable to the related Swap Counterparty in accordance with such Interest Rate Swap Agreement.

                   SECTION 8.03 RELEASE OF COLLATERAL. (a) All money and other property withdrawn from the Collection Account by the Trustee for payment to the Issuer as provided in this Indenture in accordance with Section 8.02 shall be deemed released from this Indenture when so withdrawn and applied in accordance with the provisions of Article VIII, without further notice to, or release or consent by, the Trustee.

                   (b) Other than as provided for in clause (a) above, the Trustee shall release property from the Lien of this Indenture only as and to the extent permitted by the Basic Documents and only upon receipt of an Issuer Request accompanied by an Issuer Officer's

Certificate, an Issuer Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 or an Issuer Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificate.

                   (c) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this
Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                   (d) Subject to Section 8.03(b), the Trustee shall, at such time as there are no Securitization Bonds Outstanding and all sums due the Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Collateral that secured the Securitization Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Collection Account.

                   SECTION 8.04 ISSUER OPINION OF COUNSEL. The Trustee shall receive at least five days notice when requested by the Issuer to take any action pursuant to Section 8.03, accompanied by copies of any instruments involved, and the Trustee shall also require, as a condition to such action, an Issuer Opinion of Counsel, in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Securitization Bonds or the rights of the Securitization Bondholders in contravention of the provisions of this Indenture; provided, however, that such Issuer Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

                   SECTION 8.05 REPORTS BY INDEPENDENT ACCOUNTANTS. The Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements. Upon any resignation by such firm, the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within fifteen (15) days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten (10) days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such firm of Independent certified public accountants and its successor shall be payable by the Issuer.



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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

                   SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITIZATION BONDHOLDERS. (a) Without the consent of the Holders of any Securitization Bonds or the counterparty under any Interest Rate Swap Agreement but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

                       (i) to correct or amplify the description of the Collateral, or better to assure, convey and confirm unto the Trustee the Collateral, or to subject to the Lien of this Indenture additional property;

                       (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any applicable successor of the covenants of the Issuer contained herein and in the Securitization Bonds;

                       (iii) to add to the covenants of the Issuer, for the benefit of the Securitization Bondholders, or to surrender any right or power herein conferred upon the Issuer;

                       (iv) to convey, transfer, assign, mortgage or pledge any property to the Trustee for the benefit of the Securitization Bondholders, the Trustee and the Swap Counterparty;

                       (v) to cure any ambiguity, to correct or supplement any provision herein or in any Supplemental Indenture which may be inconsistent with any other provision herein or in any Supplemental Indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any Supplemental Indenture; provided, however, that (i) such action shall not, as evidenced by an Issuer Opinion of Counsel, adversely affect in any material respect the interests of any Securitization Bondholder or any counterparty under any Interest Rate Swap Agreement and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

                       (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Trustee with respect to the Securitization Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article VI;

                       (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

                       (viii) to set forth the terms of any Series that has not theretofore been authorized by a Supplemental Indenture, provided that the Rating Agency Condition has been satisfied;

                       (ix) to provide for any Interest Rate Swap Agreements with respect to any Series or Class of Securitization Bonds which bears a floating rate of interest or any Series or Class with specified credit enhancement; provided, however, that:

                           (A) such action shall not, as evidenced by an Opinion
                  of Counsel, adversely affect in any material respect the interests of any Securitization Bondholder or any counterparty under any Interest Rate Swap Agreement and

                           (B) the Rating Agency Condition shall have been
                  satisfied with respect thereto; or

                       (x) to authorize the appointment of any listing agent, transfer agent or paying agent or additional registrar for any Class of any Series of Securitization Bonds required or advisable in connection with the listing of any Class or any Series of Securitization Bonds on the Luxembourg Stock Exchange or any other stock exchange, and otherwise to amend this Indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or paying agent or additional registrar for any Class or any Series of Securitization Bonds in connection with that listing.

                   (b) The Trustee is hereby authorized to join in the execution of any such Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                   SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITIZATION BONDHOLDERS. (a) The Issuer and the Trustee, when authorized by an Issuer Order, also may, upon satisfaction of the Rating Agency Condition (in each case, accompanied by the form of the proposed supplemental indenture) and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Securitization Bonds of each Series or Class to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Securitization Bonds under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Securitization Bond of each Series or Class and each counterparty under any Interest Rate Swap Agreement affected thereby:

                       (i) change the date of payment of any instalment of principal of or interest on any Securitization Bond, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of the Interest Rate Swap Agreement relating to the amount, calculation or timing of payments, change the provisions of any Hedge Agreement or Interest Rate Swap Agreement relating to the amount, calculation or timing of payments, change the provisions of this Indenture

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
         and the related applicable Supplemental Indenture or Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Securitization Bonds, or change the currency in which, any Securitization Bond or the interest thereon is payable;

                       (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Securitization Bonds on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                       (iii) reduce the percentage of the Outstanding Amount of the Securitization Bonds or of a Series or Class thereof, the consent of the Holders of which is required for any such Supplemental Indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or defaults hereunder and their consequences provided for in this Indenture or modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                       (iv) reduce the percentage of the Outstanding Amount of the Securitization Bonds required to direct the Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04 or to preserve the Collateral pursuant to Section 5.05;

                       (v) reduce the percentage of the Outstanding Amount of a Series or Class of Securitization Bonds, the consent of the Holders of which is required for any amendments to the Sale Agreement, the Administration Agreement, the Servicing Agreement or any Interest Rate Swap Agreement;

                       (vi) modify any of the provisions of this Indenture in such manner so as to affect the amount of any payment of interest or principal payable on any Securitization Bond on any Payment Date or change the Redemption Dates, Expected Amortization Schedules or Final Maturity Date of any Series or Class of Securitization Bonds;

                       (vii) decrease the Overcollateralization Amount or Required Capital Amount with respect to any Series or the Scheduled Overcollateralization Level with respect to any Payment Date;

                       (viii) modify or alter the provisions of this Indenture regarding the voting of Securitization Bonds held by the Issuer, the Seller, an Affiliate of either of them or any obligor on the Securitization Bonds;

                       (ix) decrease the percentage of the aggregate principal amount of Securitization Bonds required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Securitization Bonds necessary to amend this Indenture or any other Basic Documents; or

                       (x) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or, except as otherwise

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
         permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Securitization Bond of the security provided by the Lien of this Indenture.

                   (b) It shall not be necessary for any Act of Securitization Bondholders under this Section 9.02 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                   (c) Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to this Section 9.02, the Trustee shall mail to the Holders of the Securitization Bonds to which such amendment or Supplemental Indenture relates a notice setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture. If any Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall arrange for publication in an Authorized Newspaper that such notice shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to Section 3.02(b).

                   SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any Supplemental Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Issuer Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                   SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any Supplemental Indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Class of Securitization Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer, the Holders of the Securitization Bonds and any counterparty under any Hedge Agreement or Interest Rate Swap Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                   SECTION 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every Supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

                   SECTION 9.06 REFERENCE IN SECURITIZATION BONDS TO SUPPLEMENTAL INDENTURES. Securitization Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such

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
Supplemental Indenture. If the Issuer or the Trustee shall so determine, new Securitization Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securitization Bonds.

                                   ARTICLE X

                       REDEMPTION OF SECURITIZATION BONDS

                   SECTION 10.01 OPTIONAL REDEMPTION BY ISSUER. If so provided in the related Series Supplement and provided that there is no Interest Rate Swap Agreement with respect to any Class of that Series in effect, the Issuer may, at its option, redeem all, but not less than all, of the Securitization Bonds of a Series on any Payment Date if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of any such Series of Securitization Bonds has been reduced to less than five percent (5%) of the initial principal balance of such Series. The redemption price in any case shall be equal to the Outstanding Amount of the Series to be redeemed plus accrued and unpaid interest thereon at the Interest Rate to the Redemption Date (the "Redemption Price," for purposes of this Section 10.01). If the Issuer elects to redeem the Securitization Bonds of a Series pursuant to this Section 10.01, it shall furnish notice of such election to (a) the Trustee, not later than twenty-five (25) days prior to the Redemption Date for such redemption and
(b) the Rating Agencies, not later than ten (10) days prior to such Redemption Date, whereupon all such Securitization Bonds shall be due and payable on such Redemption Date upon the furnishing of a notice complying with Section 10.03 to each Holder of the Securitization Bonds of such Series pursuant to this Section 10.01.

                   SECTION 10.02 MANDATORY REDEMPTION BY ISSUER. The Issuer shall redeem the Securitization Bonds of a Series on the Redemption Date, if any, in the amounts required, if any, and at the redemption price specified in the Series Supplement for such Series, which in any case shall be not less than the Outstanding Amount of the Series to be redeemed, plus accrued and unpaid interest thereon to such Redemption Date (the "Redemption Price," for purposes of this Section 10.02). If the Issuer is required to redeem the Securitization Bonds of a Series pursuant to this Section 10.02, it shall furnish notice of such requirement to the Trustee not later than twenty-five (25) days prior to the Redemption Date for such redemption, whereupon all such Securitization Bonds shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.03 to each Holder of the Securitization Bonds of such Series pursuant to this Section 10.02.

                   SECTION 10.03 FORM OF REDEMPTION NOTICE. (a) Unless otherwise specified in the Series Supplement relating to a Series of Securitization Bonds, notice of redemption under Sections 10.01 or 10.02 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than forty-five (45) days prior to the applicable Redemption Date to each Holder of Securitization Bonds to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder's address appearing in the Securitization Bond Register.

                   (b) All notices of redemption shall state:


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
                       (i) the Redemption Date;

                       (ii) the Series and amount of such Securitization Bonds to be redeemed;

                       (iii) the Redemption Price; and

                       (iv) the place where such Securitization Bonds are to be surrendered for payment of the Redemption Price and accrued interest (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

                   (c) Notice of redemption of the Securitization Bonds to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. For so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall arrange that such notice will also be given by publication in an Authorized Newspaper at least ten (10) days prior to the Redemption Date. Failure to give notice of redemption, or any defect therein, to any Holder of any Securitization Bond selected for redemption shall not impair or affect the validity of the redemption of any other Securitization Bond. Notice of optional redemption shall be irrevocable once given.

                   SECTION 10.04 PAYMENT OF REDEMPTION PRICE. If notice of redemption has been duly mailed or duly waived by the Holders of all Securitization Bonds called for redemption, then the Securitization Bonds called for redemption shall be payable on the applicable Redemption Date at the applicable Redemption Price. No further interest will accrue on the principal amount of any Securitization Bonds called for redemption after the Redemption Date, and the Holders of such Securitization Bonds will have no rights with respect thereto, if payment of the Redemption Price has been duly provided for on or before the Redemption Date declared therefor. Notwithstanding the foregoing, the Holders of the Securitization Bonds shall be entitled to payment of interest on the Redemption Price accrued at the related Interest Rates to the extent the Issuer fails to pay the Redemption Price on the Redemption Date. Payment of the Redemption Price shall be made by the Trustee to or upon the order of the Holders of the Securitization Bonds called for redemption upon surrender of such Securitization Bonds, and the Securitization Bonds so redeemed shall cease to be of further effect and the Lien hereunder shall be released with respect to such Securitization Bonds.


                                   ARTICLE XI

                                  MISCELLANEOUS

                   SECTION 11.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee
(i) an Issuer Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Issuer Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and
(iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or

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
request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                   (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                       (i) statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                       (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                       (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                       (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                   SECTION 11.02 FORM OF DOCUMENTS DELIVERED TO TRUSTEE. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                   (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Issuer Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Seller or a Manager or Managers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                   (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                   (d) Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                   SECTION 11.03 ACTS OF SECURITIZATION BONDHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securitization Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securitization Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securitization Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 11.03.

                   (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

                   (c) The ownership of Securitization Bonds shall be proved by the Securitization Bond Register.

                   (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securitization Bonds shall bind the Holder of every Securitization Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Securitization Bond.

                   SECTION 11.04 NOTICES, ETC., TO TRUSTEE, ISSUER AND RATING AGENCIES. (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Securitization Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                       (i) the Trustee by any Securitization Bondholder or by the Issuer, or

                       (ii) the Issuer by the Trustee or by any Securitization Bondholder,

shall be sufficient for every purpose hereunder if in English and in writing, and sent by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such request, demand, authorization, direction, notice, consent, waiver or Act shall be effective when delivered or transmitted, or if mailed, five days

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after deposit in the United States first-class mail with proper postage for first-class mail prepaid, in the case of the Trustee, addressed to the Trustee at its Corporate Trust Office, and in the case of the Issuer, addressed to: The Detroit Edison Securitization Funding LLC, 2000 2nd Avenue, 850 WCB, Detroit, Michigan 48226-1279, Attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Securitization Bondholders to the Trustee.

                   (b) Notices required to be given to the Rating Agencies by the Issuer, the Trustee or a Manager shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to: (i) in the case of Moody's: Moody's Investors Service, Inc., Attention: ABS Monitoring Department, 99 Church Street, New York, New York 10007; (ii) in the case of Standard & Poor's: Standard & Poor's Ratings Services, 55 Water Street, New York, NY 10041, Attention: Asset Backed Surveillance Department and (iii) in the case of Fitch: Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance.

                   SECTION 11.05 NOTICES TO SECURITIZATION BONDHOLDERS; WAIVER.
(a) Where this Indenture provides for notice to Securitization Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, to each Securitization Bondholder affected by such event, at the address of such Securitization Bondholder as it appears on the Securitization Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Securitization Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Securitization Bondholder shall affect the sufficiency of such notice with respect to other Securitization Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                   (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securitization Bondholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                   (c) In case it shall be impractical to deliver notice in accordance with clause (a) of this Section 11.05 to the Holders of Securitization Bonds when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                   (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                   SECTION 11.06 NOTICES TO LUXEMBOURG STOCK EXCHANGE. (a) For so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and to the extent the rules of such exchange so require, the Issuer shall notify the Luxembourg Stock Exchange and any agent appointed pursuant to Section 3.02(b) if any rating assigned to such Securitization

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Bonds is reduced or withdrawn and shall arrange for such notice to be published in an Authorized Newspaper.

                   (b) For so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall make available to the Holders of such Securitization Bonds and shall deposit on file with the Issuer's listing agent in Luxembourg appointed pursuant to Section 3.02(b), copies of the Basic Documents, all reports provided to Securitization Bondholders pursuant to this Indenture, the prospectus related to such Securitization Bonds, the reports of independent certified public accountants obtained with respect to the Issuer pursuant to this Indenture, the financial information regarding Detroit Edison in its annual report on Form 10-K for the fiscal year ended December 31, 2000 and copies of each annual report of Detroit Edison on Form 10-K for subsequent fiscal years. The Trustee shall deposit with the Chief Registrar of the District Court of Luxembourg prior to listing on the Luxembourg Stock Exchange a copy of the Issuer Articles of Organization, the Issuer LLC Agreement and any legal notices relating to the issuance of such Securitization Bonds.

                   SECTION 11.07 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Securitization Bonds to the contrary, the Issuer may enter into any agreement with any Holder of a Securitization Bond providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                   SECTION 11.08 CONFLICT WITH TRUST INDENTURE ACT. (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

                   (b) The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                   SECTION 11.09 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                   SECTION 11.10 SUCCESSORS AND ASSIGNS. (a) All covenants and agreements in this Indenture and the Securitization Bonds by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

                   (b) All agreements of the Trustee in this Indenture shall bind its successors.

                  (c) The Trustee shall provide prior notice to the Rating Agencies of any assignment of the obligations under this Agreement.


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
                   SECTION 11.11 SEVERABILITY. In case any provision in this Indenture or in the Securitization Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                   SECTION 11.12 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Securitization Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Securitization Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                   SECTION 11.13 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Securitization Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                   SECTION 11.14 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                   SECTION 11.15 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                   SECTION 11.16 ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Securitization Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Member or any Manager, employee or agent of the Issuer or (ii) any stockholder, officer, director, employee or agent of the Trustee (it being understood that none of the Trustee's obligations are in its individual capacity).

                   SECTION 11.17 NO PETITION. The Trustee, by entering into this Indenture, and each Securitization Bondholder, by accepting a Securitization Bond, hereby covenants and agrees (or shall be deemed to have covenanted and agreed) that it shall not at any time institute against the Issuer, or join in the institution against the Issuer of, or acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer.

                  IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed and delivered by a Manager and an officer, respectively, thereof, each thereunto duly authorized, all as of the day and year first above written.



                                     THE DETROIT EDISON SECURITIZATION
                                     FUNDING LLC,
                                        as Issuer


                                     By:__________________________
                                         Name:
                                         Title:   Manager


                                     THE BANK OF NEW YORK,
                                         as Trustee


                                     By:__________________________
                                         Name:
                                         Title:

                                   APPENDIX A

                               MASTER DEFINITIONS

                   To be used in connection with the Servicing
                Agreement, the Sale Agreement, the Administration
                          Agreement and the Indenture.

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

         Act has the meaning specified in Section 11.03 of the Indenture.

         Actual Charge-Off Percent means the Servicer's actual system-wide charge-off percentage.

         Adjustment Request means any filing made with the MPSC by the Servicer on behalf of the Issuer for a Periodic Adjustment.

         Administration Agreement means the Administration Agreement dated as of [ ], 2001, between the Administrator and the Issuer, as the same may be amended or supplemented from time to time.

         Administrator means Detroit Edison, as administrator under the Administration Agreement, and each successor to Detroit Edison, in the same capacity, pursuant to Section 14 of the Administration Agreement.

         AES means an alternative energy supplier pursuant to the Statute.

         Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         Annual Accountant's Report has the meaning set forth in Section 3.04 of the Servicing Agreement.

         Annual Reconciliation Report has the meaning set forth in Section 4.03(b) of the Servicing Agreement.

         Authorized Denominations means, with respect to any Series or Class of Securitization Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have a denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

         Authorized Newspaper means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

         Authorized Officer means,

                  (a) with respect to the Issuer, (i) any Manager and (ii) any person authorized by the Managers pursuant to the Issuer LLC Agreement;

                  (b) with respect to the Servicer, the chief executive officer, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, the controller or any assistant controller of the Servicer;

                  (c) with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers in this clause (c) and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; and

                  (d) with respect to any other corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

         Basic Documents means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement and any Interest Rate Swap Agreement, as each may be amended or supplemented from time to time.

         Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Securitization Property by the Seller to the Issuer.

         Billed SB Charges means the dollar amounts billed to Customers in respect of the SB Charge.

         Bills means each of the regular monthly bills, summary bills and other bills issued to Customers by Detroit Edison on its own behalf and in its capacity as Servicer.

         Book-Entry Securitization Bonds means beneficial interests in the Securitization Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

         Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in Detroit, Michigan, or in New York, New York or, with respect to any Securitization Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

         Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Certificate of Compliance has the meaning set forth in Section 3.03 of the Servicing Agreement.

         Class means, with respect to any Series, any one of the classes of Securitization Bonds of that Series, as specified in the Series Supplement for that Series.

         Class Final Maturity Date means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

         Class Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Code means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         Collateral has the meaning specified in the Granting Clause of the Indenture.

         Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

         Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

         Corporate Trust Office means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: CDO Unit, or at such other address as the Trustee may designate from time to time by notice to the Securitization Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Securitization Bondholders and the Issuer in writing).

         Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Customer means a person that is an electric customer taking delivery of electricity from Detroit Edison or from its successor on its MPSC-approved rate schedules or under special contracts.

         Deemed SB Charge Payments means the amount, calculated by the Servicer on or before [ ] of each year, equal to the product of the Billed SB Charges for such Remittance Period multiplied by the result of one hundred percent (100%) less the Actual Charge-Off Percent.

         Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Definitive Securitization Bonds has the meaning specified in Section
         2.11 of the Indenture.

         Detroit Edison means The Detroit Edison Company, a Michigan corporation, or its successor.

         DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about [ ], 2001, relating to the Securitization Bonds, as the same may be amended or supplemented from time to time.

         Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

                  (a)      a bank;

                  (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

                  (c)      a credit union;

                  (d) a national securities exchange, registered securities association or clearing agency; or

                  (e) a savings association that is a participant in a securities transfer association.

         Eligible Institution means:

                  (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

                  (b) a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which

                           (i)      has either

                                    (A)      with respect to any Eligible
                                             Investment having a maturity of
                                             greater than one month, a long-term
                                             unsecured debt rating of "AAA" by
                                             Standard & Poor's and Fitch and
                                             "Aaa" by Moody's, or

                                    (B)      with respect to any Eligible
                                             Investment having a maturity of one
                                             month or less, a short-term or
                                             certificate of deposit rating of
                                             "A-1+" by Standard & Poor's and
                                             "P-1" by Moody's, or any other
                                             long-term, short-term or
                                             certificate of deposit rating
                                             acceptable to the Rating Agencies,
                                             and

                           (ii)     whose deposits are insured by the FDIC.

         Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper or other short-term obligations of any corporation organized under the laws of the United States of America (other than Detroit Edison) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

                  (d) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

                  (e) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

                  (f) bankers' acceptances issued by any depositary institution or trust company referred to in clause
                           (b) above;

                  (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above;

                  (h) repurchase obligations with respect to any security or whole loan entered into with

                           (i)      a financial institution (acting as
                                    principal) described in clause (b) above,

                           (ii) a broker/dealer (acting as principal) registered as a broker or dealer under
                                    Section 15 of the Exchange Act (any
                                    broker/dealer being referred to in this
                                    definition as a "broker/dealer"), the
                                    unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of entering into the repurchase obligation, or

                           (iii)    an unrated broker/dealer, acting as
                                    principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of purchase; or

                  (i)      any other investment permitted by each Rating Agency;

         provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (d), (f), (g) and (h) above must have both a long term rating of at least A1 and a short term rating of at least P1, and provided further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided further, that any Eligible Investment must not:

                  (j) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

                  (k) mature later than the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee.

         Eligible Securities Account means either:

                  (a)      a segregated trust account with an Eligible
                           Institution or

                  (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         Estimated Charge-Off Percent means the Servicer's good faith estimate of the Actual Charge-Off Percent.

         Estimated SB Charge Payments means an amount equal to the product of the Billed SB Charges for a particular billing date multiplied by the result of one hundred percent (100%) less the Estimated Charge-Off Percent.

         Event of Default has the meaning specified in Section 5.01 of the Indenture.

         Event of Investment Ineligibility has the meaning specified in the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as later amended and restated, among The Detroit Edison Company, Corporate Asset Funding Company, Inc., Citibank, N.A., and Citicorp North America, Inc., individually and as agent.

         Event of Termination has the meaning specified in the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as later amended and restated, among The Detroit Edison Company, Citibank, N.A., and Citicorp North America, Inc., individually and as agent.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

         Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

         FDIC means the Federal Deposit Insurance Corporation or its successor.

         Final Maturity Date means, for each Series or, if applicable, each Class of Securitization Bonds, the date by which all principal of and interest on such Series or Class of Securitization Bonds is required to be paid, as specified in the Series Supplement therefor.

         Financing Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Securitization Property.

         Financing Order means, collectively, the order of the MPSC, Case No. U-12478, issued on November 2, 2000, as clarified by the opinion and order of the MPSC issued on January 4, 2001.

         Fitch means Fitch, Inc., or its successor.

         Formation Documents means, collectively, the Issuer LLC Agreement and the Issuer Articles of Organization, as each may be amended or supplemented from time to time.

         General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. Grant, used as a noun, and Granting, used as an adjective, have correlative meanings consistent with preceding sentence. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral or such other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder or Securitization Bondholder means the Person in whose name a Securitization Bond of any Series or Class is registered in the Securitization Bond Register.

         Indemnification Event means an event which triggers Detroit Edison's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the Securitization Bondholders, and each of their respective managers, officers, directors and agents, pursuant to Section 5.01 of the Sale Agreement.

         Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

         Indenture means the Indenture dated as of [ ], 2001, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Securitization Bonds established thereunder.

         Independent means, when used with respect to any specified Person, that the Person

                  (a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, Detroit Edison and any Affiliate of any of the foregoing Persons,

                  (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Detroit Edison or any Affiliate of any of the foregoing Persons, and

                  (c) is not connected with the Issuer, any such other obligor, Detroit Edison or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such certificate or opinion shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

         Independent Manager has the meaning set forth in the Issuer LLC Agreement.

         Initial Securitization Property means the Securitization Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

         Initial Transfer Date means the Series Issuance Date for the first Series of Securitization Bonds.

         Insolvency Event means, with respect to a specified Person,

                  (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

                  (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Interest means, for any Payment Date for any Series or Class of Securitization Bonds, the sum, without duplication, of:

                  (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

                  (b) any unpaid interest, to the extent permitted by applicable law, plus any interest accrued on such unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

                  (c) if the Securitization Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

                  (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

         Interest Rate means, with respect to each Series or Class of Securitization Bonds, the rate at which interest accrues on the principal balance of Securitization Bonds of such Series or Class, as specified in the Series Supplement therefor.

         Interest Rate Swap Agreement means any ISDA Master Agreement, together with the related Schedule and Confirmation, between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time.

         Issuer means The Detroit Edison Securitization Funding LLC, a Michigan limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         Issuer Articles of Organization means the Articles of Organization of the Issuer which were filed with the Bureau of Commercial Services, Corporation Division, of the Michigan Department of Consumer and Industry Services (the "Department") on November 20, 2000, as amended by the Restated Articles of Organization of the Issuer, which were filed with the Department on [ ], 2001.

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         Issuer LLC Agreement means the Limited Liability Company Agreement between the Issuer, Detroit Edison, as sole Member, and the Managers dated as of November 20, 2000, as the same may be amended or supplemented from time to time.

         Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section
         11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Issuer Officer's Certificate.

         Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

         Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Lien means a security interest, lien, charge, pledge or encumbrance of any kind.

         Losses means, collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

         Manager has the meaning set forth in the Issuer LLC Agreement.

         Member means Detroit Edison, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

         Michigan UCC means the Uniform Commercial Code, as in effect in the State of Michigan, as amended from time to time.

         Monthly Servicer Certificate has the meaning assigned to that term in
         Section 4.01(d)(ii) of the Servicing Agreement.

         Moody's means Moody's Investors Service, Inc., or its successor.

         MPSC means the Michigan Public Service Commission and any successor thereto.

         MPSC Regulations means any applicable regulations, orders or rules promulgated, issued or adopted by the MPSC, as in effect from time to time.

         Non-Routine True-Up Adjustment has the meaning set forth in Section 4.01(c)(i) of the Servicing Agreement.

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         Non-Routine True-Up Adjustment Request means an Adjustment Request filed with the MPSC in accordance with the Financing Order with respect to any Non-Routine True-Up Adjustment, pursuant to which the related Non-Routine True-Up Adjustment will become effective upon the review and approval of the MPSC.

         Officer's Certificate means a certificate of the Servicer signed by an Authorized Officer.

         Ongoing Other Qualified Costs has the meaning assigned to that term in the Financing Order.

         Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 5.02(d) of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.08 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

         Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to Detroit Edison, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable, according to context.

         Outstanding with respect to Securitization Bonds means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture except:

                  (a) Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

                  (b) Securitization Bonds or portions thereof for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; provided, however, that if such Securitization Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

                  (c) Securitization Bonds in exchange for or in lieu of other Securitization Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Securitization Bonds are held by a protected purchaser;

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
         provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, Detroit Edison or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Trustee knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, Detroit Edison or any Affiliate of any of the foregoing Persons.

         Outstanding Amount means the aggregate principal amount of all Outstanding Securitization Bonds or, if the context requires, all Securitization Bonds of a Series or Class Outstanding at the date of determination.

         Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date.

         Overcollateralization Amount means, with respect to any Series of Securitization Bonds, the amount specified as such in the Series Supplement therefor.

         Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section
         6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Securitization Bonds on behalf of the Issuer.

         Payment Date means, with respect to each Series or Class of Securitization Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

         Periodic Adjustment means each Routine True-Up Adjustment and Non-Routine True-Up Adjustment made pursuant to the terms of the Financing Order and in accordance with Section 4.01 of the Servicing Agreement.

         Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

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
         Predecessor Securitization Bond means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond; and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

         Principal means, with respect to any Payment Date and each Series or Class of Securitization Bonds:

                  (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

                  (b) the amount of principal due on the Final Maturity Date of such Series or Class if such Payment Date is the Final Maturity Date;

                  (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Securitization Bonds;

                  (d) the amount of principal and premium, if any, due as a result of a redemption of Securitization Bonds on such Payment Date; and

                  (e)      any overdue payments of principal.

         Principal Balance means, as of any Payment Date, the Outstanding Amount of the Securitization Bonds.

         Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

         Projected Principal Balance means, as of any Payment Date, the projected Outstanding Amount for such Payment Date set forth in the Expected Amortization Schedule.

         Qualified Costs means those qualified costs approved for recovery in the Financing Order.

         Rating Agency means, as of any date, any rating agency rating the Securitization Bonds of any Class or Series at the time of original issuance thereof at the request of the Issuer, or any successor to such rating agency. If such organization or successor is no longer in existence, in lieu thereof "Rating Agency" means a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

         Rating Agency Condition means, with respect to any action, the notification to each Rating Agency and the Trustee of such action, and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or

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
         withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

         Reconciliation Period means the twelve-month period commencing on [January 1 of each year and ending on December 31 of each year; provided, however, that the initial Reconciliation Period shall commence on the first Series Issuance Date and end on December 31, 2001.]

         Record Date has the meaning set forth in each Supplemental Indenture.

         Redemption Date means, with respect to each Series or Class of Securitization Bonds, the date for the redemption of the Securitization Bonds of such Series or Class pursuant to Sections 10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

         Redemption Price has the meaning set forth in Section 10.01 or Section
         10.02 of the Indenture, as applicable.

         Refunding Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Securitization Bonds, all or part of the Securitization Bonds of such Series or Class to the extent permitted by the terms thereof.

         Registered Holder means, as of any date, the Person in whose name a Securitization Bond is registered in the Securitization Bond Register on such date.

         Released Parties has the meaning specified in Section 6.02(f) of the Servicing Agreement.

         Remittance means each remittance under the Servicing Agreement of Estimated SB Charge Payments by the Servicer to the Trustee.

         Remittance Date means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to Section 4.03 of the Servicing Agreement.

         Remittance Excess means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated SB Charge Payments during such Reconciliation Period exceed Deemed SB Charge Payments during such Reconciliation Period.

         Remittance Period means the period established by the Financing Order commencing on [ ] of each year and ending on the last day of [ ] of each year; provided, however, that the initial Remittance Period shall commence on the first Series Issuance Date and end on [ ].

         Remittance Shortfall means, the amount, if any, calculated for a particular Reconciliation Period, by which Deemed SB Charge Payments during such Reconciliation Period exceed Estimated SB Charge Payments during such Reconciliation Period.

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
         Required Capital Amount means, with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

         Required Debt Service means, for any Remittance Period, the total dollar amount calculated by the Servicer in accordance with Section 4.01(b)(i) of the Servicing Agreement as necessary to be remitted to the Collection Account during such Remittance Period (after giving effect to (a) the allocation and distribution of amounts on deposit in the Reserve Subaccount at the time of calculation and which are available for payments on the Securitization Bonds, (b) any shortfalls in Required Debt Service for any prior Remittance Period, (c) the required payment or credit of any Remittance Excess or Remittance Shortfall during such Remittance Period and (d) any Remittances based upon the SB Charge in effect in the prior Remittance Period that are expected to be realized in such Remittance Period) in order to ensure that, as of the Payment Date immediately following the end of such period, (i) all accrued and unpaid interest on the Securitization Bonds then due shall have been paid in full, (ii) the Principal Balance of the Securitization Bonds is equal to the Projected Principal Balance of the Securitization Bonds for that Payment Date, (iii) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Amount, (iv) the balance on deposit in the Overcollateralization Subaccount equals the aggregate Scheduled Overcollateralization Level and (v) all other fees, expenses and indemnities due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, however, that, with respect to any Periodic Adjustment occurring after the last Expected Final Payment Date for any Securitization Bonds, the Required Debt Service shall be calculated to ensure that sufficient amounts will be collected to retire such Securitization Bonds in full as of the earlier of (x) the next Payment Date and (y) the Final Maturity Date for such Securitization Bonds.

         Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Retirement of the Securitization Bonds means the day on which the final payment is made to the Trustee in respect of the last outstanding Securitization Bond.

         Retiring Trustee means a Trustee that resigns or vacates the office of Trustee for any reason.

         Routine True-Up Adjustment has the meaning set forth in Section 4.01(b)(iii) of the Servicing Agreement.

         Routine True-Up Adjustment Request means an Adjustment Request filed with the MPSC in respect of a Routine True-Up Adjustment, substantially in the form of Exhibit B to the Servicing Agreement. Pursuant to the Financing Order, the Routine True-Up Adjustment Request will become effective within 45 days after the filing of such Routine True-Up Adjustment Request.

         Sale Agreement means the Securitization Property Sale Agreement dated as of [ ], 2001, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

         SB Charge means the securitization charge designated and approved pursuant to the Financing Order as constituting part of the Securitization Property, as the same may be adjusted from time to time as provided in the Servicing Agreement and in accordance the Financing Order.

         Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule I of the Indenture, as such Schedule has been adjusted in accordance with Section 3.19 of the Indenture to reflect redemptions or defeasances of Securitization Bonds and issuances of additional Series of Securitization Bonds.

         Securitization Bond means any of the securitization bonds (as approved in the Financing Order) issued by the Issuer pursuant to the Indenture.

         Securitization Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Securitization Bonds on such date.

         Securitization Bond Owner means, with respect to a Book-Entry Securitization Bond, the Person who is the beneficial owner of such Book-Entry Securitization Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         Securitization Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Bond Registrar has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Charge means the Securitization Charge authorized by the MPSC to be imposed on all Customers by Detroit Edison to recover Qualified Costs pursuant to the Financing Order.

         Securitization Property means the Securitization Property that exists under the Financing Order and is sold by the Seller to the Issuer under the Sale Agreement.

         Securitization Property Records has the meaning assigned to that term in Section 5.01 of the Servicing Agreement.

         Seller means Detroit Edison, in its capacity as seller of the Securitization Property to the Issuer pursuant to the Sale Agreement.

         Semiannual Servicer Certificate has the meaning assigned to that term in Section 4.01(d)(iii) of the Servicing Agreement.

         Series means any series of Securitization Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture and the Financing Order, as specified in the Series Supplement therefor.

         Series Capital Subaccount has the meaning set forth in Section 8.02(a) of the Indenture.

         Series Final Maturity Date means the Final Maturity Date for a Series.

         Series Issuance Date means, with respect to the first Series of Securitization Bonds, [ ], 2001, and with respect to any other Series, the date on which the Securitization Bonds of such Series are to be issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

         Series Overcollateralization Subaccount has the meaning specified in
         Section 8.02(a) of the Indenture.

         Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Securitization Bonds, as the same may be amended or supplemented from time to time.

         Servicer means Detroit Edison, as the servicer of the Securitization Property, and each successor to Detroit Edison (in the same capacity) pursuant to Section 6.03 or 7.04 of the Servicing Agreement.

         Servicer Business Day means any Business Day on which the Servicer's offices in the State of Michigan are open for business.

         Servicer Default means an event specified in Section 7.01 of the Servicing Agreement.

         Servicer Policies and Practices means, with respect to the Servicer's duties under Annex I to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself or others, as in effect from time to time and in accordance with MPSC Regulations. The Servicer shall provide ten days' prior written notice to the Rating Agencies of any amendment to the Servicer Policies and Practices that would adversely affect in any material respect the Securitization Bondholders.

         Servicing Agreement means the Servicing Agreement dated as of [ ], 2001, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

         Servicing Fee means the fee payable to the Servicer for services rendered, in accordance with Section 6.07 of the Servicing Agreement.

         Special Member has the meaning set forth in the Issuer LLC Agreement.

         Standard & Poor's, or S&P, means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or its successor.

         Statute means, collectively, Enrolled Senate Bill No. 937, 2000 PA 141 and Enrolled Senate Bill No. 1253, 2000 PA 142, both of which became effective June 5, 2000.

         Subaccount means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

         Subsequent Sale means the sale of additional Securitization Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the applicable conditions specified in the Sale Agreement and the Indenture.

         Subsequent Securitization Property means Securitization Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date, as identified in such Bill of Sale.

         Subsequent Transfer Date means the date that a sale of Subsequent Securitization Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

         Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

         Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

         Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

         Termination Notice has the meaning assigned to that term in Section
         7.01 of the Servicing Agreement.

         Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

         Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         Trustee means The Bank of New York, a New York banking corporation or its successor, as trustee under the Indenture, or any successor Trustee under the Indenture.

         Underwriting Agreement means the Underwriting Agreement dated as of [ ], 2001, among the Seller, the Issuer and Salomon Smith Barney, Inc., on behalf of itself and as the representative of the several underwriters named therein.

         U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the timely payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         Weighted Average Days Outstanding means the weighted average number of days Detroit Edison's monthly retail customer bills remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement. The calculation of Weighted Average Days Outstanding pursuant to Section 4.01(b)(i) of the Servicing Agreement shall become effective on [ ] of each year. The initial Weighted Average Days Outstanding shall be 45 days until updated pursuant to Section 4.01(b)(i) of the Servicing Agreement.

                                   SCHEDULE I

                     SCHEDULED OVERCOLLATERALIZATION LEVELS


































                                      I-1